Filed Pursuant to Rule 433

Registration No. 333-132911

Subject to Completion

Preliminary Pricing Supplement dated March 31, 2006

PRICING SUPPLEMENT

(To prospectus supplement and prospectus dated February 25, 2005)

Pricing Supplement Number:

                     Units

Merrill Lynch & Co., Inc.

Medium-Term Notes, Series C

50/150 International Equity Basket Notes

due                     , 2009

(the “Notes”)

$10 original public offering price per unit

The Notes:

•	The Notes are designed for investors who believe that the value of the International Equity Basket, an index basket comprised of the Nikkei 225 Index, the S&P/ASX 200 Index, the Hang Seng Index and the Dow Jones EURO STOXX 50 Index (each initially equally weighted) will increase over the term of the Notes, who are willing to forego interest payments on the Notes and who wish to receive a leveraged exposure to the upside and a reduced exposure to the downside of the value of the International Equity Basket.

•	There will be no payments prior to the maturity date and we cannot redeem the Notes prior to the maturity date.

•	The Notes will not be listed on any securities exchange.

•	The Notes will be senior unsecured debt securities of Merrill Lynch & Co., Inc. and part of a series entitled “Medium-Term Notes, Series C”. The Notes will have the CUSIP No.: .

•	The settlement date for the Notes is expected to be May , 2006.

Payment on the maturity date:

•	The amount you receive on the maturity date will be based upon the direction of and percentage change in the value of the International Equity Basket over the term of the Notes:

•	If the value of the International Equity Basket has increased, on the maturity date you will receive a payment per unit equal to $10 plus an amount equal to $10 multiplied by 150% of the percentage increase of the International Equity Basket; or

•	If the value of the International Equity Basket has decreased, on the maturity date you will receive a payment per unit equal to $10 minus an amount equal to $10 multiplied by 50% of the percentage decrease of the International Equity Basket and, as a result, you may receive less, and possibly significantly less, than the $10 original public offering price per unit. In no event, however, will you receive less than $5.00 per unit.

Information included in this pricing supplement supersedes information in the accompanying prospectus supplement and prospectus to the extent it is different from that information.

Investing in the Notes involves risks that are described in the “ Risk Factors” section of this pricing supplement beginning on PS-7 and in the accompanying prospectus supplement.

	Per Unit	Total
Public offering price (1)	$10.00	$
Underwriting discount (1)	$.20	$
Proceeds, before expenses, to Merrill Lynch & Co., Inc.	$9.80	$

(1)	The public offering price and the underwriting discount for any single transaction to purchase between 100,000 to 299,999 units will be $9.95 per unit and $.15 per unit, respectively, for any single transaction to purchase between 300,000 to 499,999 units will be $9.90 per unit and $.10 per unit, respectively, and for any single transaction to purchase 500,000 units or more will be $9.85 per unit and $.05 per unit, respectively.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

The date of this pricing supplement is April     , 2006.

Pricing Supplement

Prospectus Supplement

Prospectus

ML&Co. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the MTN prospectus supplement, general prospectus supplement and prospectus, each dated March 31, 2006, in that registration statement and other documents ML&Co. has filed with the SEC for more complete information about ML&Co. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, ML&Co. or MLPF&S will arrange to send you the prospectus if you request it by calling toll-free 1-866-607-1234.

SUMMARY INFORMATION—Q&A

This summary includes questions and answers that highlight selected information from this pricing supplement and the accompanying prospectus supplement and prospectus to help you understand the 50/150 International Equity Basket Notes due                     , 2009 (the “Notes”). You should carefully read this pricing supplement and the accompanying prospectus supplement and prospectus to fully understand the terms of the Notes, the International Equity Basket (the “Basket”) and the tax and other considerations that are important to you in making a decision about whether to invest in the Notes. You should carefully review the “Risk Factors” sections in this pricing supplement and the accompanying prospectus supplement, which highlight certain risks associated with an investment in the Notes, to determine whether an investment in the Notes is appropriate for you.

References in this pricing supplement to “ML&Co.”, “we”, “us” and “our” are to Merrill Lynch & Co., Inc. and references to “MLPF&S” are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

What are the Notes?

The Notes will be part of a series of senior debt securities issued by ML&Co. entitled “Medium-Term Notes, Series C” and will not be secured by collateral. The Notes will rank equally with all of our other unsecured and unsubordinated debt. The Notes will have a term between 34 and 40 months. The actual term of the Notes will be set forth in the final pricing supplement made available in connection with the sale of the Notes. Depending on the date the Notes are priced for initial sale to the public (the “Pricing Date”), which may be in April or May, the settlement date may occur in April instead of May. Any reference in this pricing supplement to the month in which the settlement date will occur is subject to change as specified above.

We cannot redeem the Notes at an earlier date. We will not make any payments on the Notes until the maturity date.

Each unit will represent a single Note with a $10 original public offering price. You may transfer the Notes only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the Notes in the form of a global certificate, which will be held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the Notes. You should refer to the section entitled “Description of Debt Securities—Depositary” in the accompanying prospectus.

Are there any risks associated with my investment?

Yes, an investment in the Notes is subject to risks, including the risk of loss. Please refer to the sections entitled “Risk Factors” in this pricing supplement and the accompanying prospectus supplement.

Who determines the value of the Basket and what does the Basket reflect?

MLPF&S, as calculation agent, will determine the value of the Basket as described in the section entitled “The Basket” in this pricing supplement. The Basket is designed to allow investors to participate in the movement of the levels of four international equity indices, as reflected by changes in the value of the Basket, over the term of the Notes. The indices that comprise the Basket are the Nikkei 225 Index, S&P/ASX 200 Index, Hang Seng Index and the Dow Jones EURO STOXX 50 (each a “Basket Index” and together the “Basket Indices”). Each Basket Index will be assigned a weighting so that each Basket Index represents an equal portion of the Basket on the Pricing Date.

A fixed factor (the “Multiplier”) will be determined for each Basket Index by taking the weighting for that Basket Index, multiplying that weighting (as a percentage) by 100, and then dividing the result by the closing level of that Basket Index on the Pricing Date. The Multipliers can be used to calculate the value of the Basket on any given day by summing the products of each Basket Index and its designated Multiplier, as described in this pricing supplement. The Multipliers for each Basket Index will be listed in the section entitled “The Basket” in the final pricing supplement.

An investment in the Notes does not entitle you to any dividends, voting rights or any other ownership interest in the stocks included in the Basket Indices (the “Underlying Stocks”).

How has the Basket performed historically?

The Basket will not exist until the Pricing Date. We have, however, included a table and a graph showing hypothetical historical month-end values of the Basket from January 2001 through February 2006 based upon the Multiplier for each

Basket Index calculated as of March 24, 2006 and historical levels of each Basket Index. In addition, we have included tables and graphs showing the historical month-end levels of each Basket Index from January 2001 through February 2006. The tables and graphs referred to in this paragraph are included in the section entitled “The Basket” in this pricing supplement.

We have provided the hypothetical and historical information to help you evaluate the behavior of the Basket and Basket Indices in various economic environments; however, past performance of the Basket is not necessarily indicative of how the Basket will perform in the future.

What will I receive on the maturity date of the Notes?

On the maturity date, you will receive a cash payment per unit equal to the Redemption Amount.

The “Redemption Amount” to which you will be entitled will depend on the direction of and percentage change in the value of the Basket over the term of the Notes and will equal:

(i) If the Ending Value is greater than or equal to the Starting Value:

(ii) If the Ending Value is less than the Starting Value:

The Redemption Amount cannot be less than $5.00 per unit.

The “Starting Value” will be set to 100 on the Pricing Date.

The “Ending Value” means the average of the values of the Basket at the close of the market on five business days shortly before the maturity date of the Notes. We may calculate the Ending Value by reference to fewer than five or even a single day’s closing value if, during the period shortly before the maturity date of the Notes, there is a disruption in the trading of a sufficient number of stocks included in any Basket Index or certain futures or options contracts relating to a Basket Index.

For more specific information about the Redemption Amount, please see the section entitled “Description of the Notes” in this pricing supplement.

Will I receive interest payments on the Notes?

You will not receive any interest payments on the Notes, but you will receive the Redemption Amount on the maturity date. We have designed the Notes for investors who are willing to forego interest payments on the Notes, such as fixed or floating interest rates paid on traditional interest bearing debt securities, in exchange for the ability to participate in changes in the value of the Basket over the term of the Notes.

What about taxes?

The United States federal income tax consequences of an investment in the Notes are complex and uncertain. By purchasing a Note, you and ML&Co. agree, in the absence of an administrative determination, judicial ruling or other authoritative guidance to the contrary, to characterize and treat a Note for all tax purposes as a pre-paid cash-settled forward contract linked to the value of the Basket. Under this characterization and treatment of the Notes, you should be required to recognize gain or loss to the extent that you receive cash on the maturity date or upon a sale or exchange of a Note prior to the maturity date. You should review the discussion under the section entitled “United States Federal Income Taxation” in this pricing supplement.

Will the Notes be listed on a stock exchange?

The Notes will not be listed on any securities exchange and we do not expect a trading market for the Notes to develop, which may affect the price that you receive for your Notes upon any sale prior to the maturity date. You should review the section entitled “Risk Factors—A trading market for the Notes is not expected to develop and if trading does develop, the market price you may receive or be quoted for your Notes on a date prior to the stated maturity date will be affected by this and other important factors including our costs of developing, hedging and distributing the Notes” in this pricing supplement.

Examples

Set forth below are two examples of Redemption Amount calculations:

Example 1—The hypothetical Ending Value is 80% of the Starting Value:

Starting Value: 100.00

Hypothetical Ending Value: 80.00

Example 2—The hypothetical Ending Value is 120% of the Starting Value:

Starting Value: 100.00

Hypothetical Ending Value: 120.00

What price can I expect to receive if I sell the Notes prior to the stated maturity date?

In determining the economic terms of the Notes, and consequently the potential return on the Notes to you, a number of factors are taken into account. Among these factors are certain costs associated with creating, hedging and offering the Notes. In structuring the economic terms of the Notes, we seek to provide investors with what we believe to be commercially reasonable terms and to provide MLPF&S with compensation for its services in developing the securities.

If you sell your Notes prior to the stated maturity date, you will receive a price determined by market conditions for the security. This price may be influenced by many factors, such as interest rates, volatility and the current value of the Basket. In addition, the price, if any, at which you could sell your Notes in a secondary market transaction is expected to be affected by the factors that we considered in setting the economic terms of the Notes, namely the underwriting discount paid in respect of the Notes, and compensation for developing and hedging the product. Depending on the impact of these factors, you may receive significantly less than the principal amount of your Notes if sold before the stated maturity date.

In a situation where there had been no movement in the value of the Basket and no changes in the market conditions from those existing on the date of this pricing supplement, the price, if any, at which you could sell your Notes in a secondary market transaction is expected to be lower than the original issue price. This is due to, among other things, our costs of developing, hedging and distributing the Notes. Any potential purchasers of your Notes in the secondary market are unlikely to consider these factors.

What is the role of MLPF&S?

Our subsidiary MLPF&S is the underwriter for the offering and sale of the Notes. After the initial offering, MLPF&S intends to buy and sell Notes to create a secondary market for holders of the Notes, and may stabilize or maintain the market price of the Notes during their initial distribution. However, MLPF&S will not be obligated to engage in any of these market activities or continue them once it has started.

MLPF&S will also be our agent for purposes of calculating, among other things, the Ending Value and the Redemption Amount (in such capacity, the “Calculation Agent”). Under certain circumstances, these duties could result in a conflict of interest between MLPF&S as our subsidiary and its responsibilities as Calculation Agent.

What is ML&Co.?

Merrill Lynch & Co., Inc. is a holding company with various subsidiaries and affiliated companies that provide investment, financing, insurance and related services on a global basis.

For information about ML&Co., see the section entitled “Merrill Lynch & Co., Inc.” in the accompanying prospectus. You should also read other documents ML&Co. has filed with the Securities and Exchange Commission, which you can find by referring to the section entitled “Where You Can Find More Information” in the accompanying prospectus.

RISK FACTORS

Your investment in the Notes will involve risks. You should carefully consider the following discussion of risks and the discussion of risks included in the accompanying prospectus supplement before deciding whether an investment in the Notes is suitable for you.

Your investment may result in a loss

We will not repay you a fixed amount of principal on the Notes on the maturity date. The Redemption Amount will depend on the direction of and percentage change in the value of the Basket. Because the value of the Basket is subject to market fluctuations, the Redemption Amount you receive may be less than the $10 original public offering price per unit of the Notes. If the Ending Value is less than the Starting Value, the Redemption Amount will be less than the $10 original public offering price per unit of the Notes. As a result, you may receive less, and possibly significantly less, than the $10 original public offering price per unit. In no event, however, will you receive less than $5.00 per unit.

Your yield may be lower than the yield on other debt securities of comparable maturity

The yield that you will receive on your Notes, which could be negative, may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a traditional interest bearing debt security of ML&Co. with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money. Unlike traditional interest bearing debt securities, the Notes do not guarantee the return of a principal amount on the maturity date.

Your return will not reflect the return on a direct investment in the Underlying Stocks

Your return will not reflect the return you would realize if you actually owned the Underlying Stocks and received the dividends paid on those stocks, if any, because the value of the Basket is calculated by reference to the prices of the Underlying Stocks without taking into consideration the value of dividends paid on those stocks.

A trading market for the Notes is not expected to develop and if trading does develop, the market price you may receive or be quoted for your Notes on a date prior to the stated maturity date will be affected by this and other important factors including our costs of developing, hedging and distributing the Notes

The Notes will not be listed on any securities exchange and we do not expect a trading market for the Notes to develop. Although our affiliate MLPF&S has indicated that it expects to bid for Notes offered for sale to it by holders of the Notes, it is not required to do so and may cease making those bids at any time. In addition, while we describe in this pricing supplement how you can calculate the value of the Basket from publicly available information, we will not publish the value of the Basket over the term of the Notes and this may limit the trading market for the Notes. The limited trading market for your Notes may affect the price that you receive for your Notes if you do not wish to hold your investment until the maturity date.

If MLPF&S makes a market in the Notes, the price it quotes would reflect any changes in market conditions and other relevant factors. In addition, the price, if any, at which you could sell your Notes in a secondary market transaction is expected to be affected by factors that we considered in setting the economic terms of the Notes, namely the underwriting discount paid in respect of the Notes and other costs associated with the Notes, including compensation for developing and hedging the product. This quoted price could be higher or lower than the original issue price. Furthermore, there is no assurance that MLPF&S or any other party will be willing to buy the Notes. MLPF&S is not obligated to make a market in the Notes.

Assuming there is no change in the value of the Basket and no change in market conditions or any other relevant factors, the price, if any, at which MLPF&S or another purchaser might be willing to purchase your Notes in a secondary market transaction is expected to be lower than the original issue price. This is due to, among other things, the fact that the original issue price included, and secondary market prices are likely to exclude, underwriting discount paid with respect to, and the developing and hedging costs associated with, the Notes.

Your return may be affected by factors affecting international securities markets

The Basket Indices are computed by reference to the value of the equity securities of companies listed on various Australian, European and Asian exchanges. The return on the Notes will be affected by factors affecting the value of securities in these markets. Foreign securities markets may be more volatile than United States or other securities markets and may be affected by market developments in different ways than United States or other securities markets. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in these markets may affect prices and the volume of trading in these foreign markets. Also, there is generally less publicly available information about foreign companies than about United States companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”). Additionally, accounting, auditing and financial reporting standards and requirements in the relevant foreign markets differ from those applicable to United States reporting companies.

The prices and performance of securities of companies in the relevant foreign markets may be affected by political, economic, financial and social factors in those regions. In addition, recent or future changes in a country’s government, economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the international securities markets. Moreover, the relevant foreign economies may differ favorably or unfavorably from the United States economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Many factors affect the trading value of the Notes; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

The trading value of the Notes will be affected by factors that interrelate in complex ways. The effect of one factor may offset the increase in the trading value of the Notes caused by another factor and the effect of one factor may exacerbate the decrease in the trading value of the Notes caused by another factor. For example, an increase in United States interest rates may offset some or all of any increase in the trading value of the Notes attributable to another factor, such as an increase in the value of the Basket. The following paragraphs describe the expected impact on the trading value of the Notes given a change in a specific factor, assuming all other conditions remain constant.

The value of the Basket is expected to affect the trading value of the Notes. We expect that the trading value of the Notes will depend substantially on the amount, if any, by which the value of the Basket exceeds or does not exceed the Starting Value. However, if you choose to sell your Notes when the value of the Basket exceeds the Starting Value, you may receive substantially less than the amount that would be payable on the maturity date based on this value because of the expectation that the value of the Basket will continue to fluctuate until the Ending Value is determined.

Changes in the levels of interest rates are expected to affect the trading value of the Notes. We expect that changes in interest rates will affect the trading value of the Notes. Generally, if United States interest rates increase, we expect the trading value of the Notes will decrease and, conversely, if United States interest rates decrease, we expect the trading value of the Notes will increase. If interest rates increase or decrease in markets related to the Basket Indices, the trading value of the Notes may be adversely affected. The level of interest rates in the United States, Australia, Europe or Asia may also affect the applicable economies and in turn the level of the related Basket Index and, thus, the trading value of the Notes.

Changes in the volatility of the Basket Indices are expected to affect the trading value of the Notes. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. If the volatility of any of the Basket Indices increases or decreases, the trading value of the Notes may be adversely affected.

Changes in dividend yields on the stocks included in the Basket Indices are expected to affect the trading value of the Notes. In general, if dividend yields on the stocks included in the Basket Indices increase, we expect that the trading value of the Notes will decrease and, conversely, if dividend yields on these stocks decrease, we expect that the trading value of the Notes will increase.

As the time remaining to the stated maturity date of the Notes decreases, the “time premium” associated with the Notes is expected to decrease. We anticipate that before their stated maturity date, the Notes may trade at a value above that which would be expected based on the level of interest rates and the value of the Basket. This difference will reflect a “time premium” due to expectations concerning the value of the Basket during the period before the stated maturity date of the Notes. However, as the time remaining to the stated maturity date of the Notes decreases, we expect that this time premium will decrease, lowering the trading value of the Notes.

Changes in our credit ratings may affect the trading value of the Notes. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the Notes. However, because the return on your Notes is dependent upon factors in addition to our ability to pay our obligations under the Notes, such as the percentage increase, if any, in the value of the Basket over the term of the Notes, an improvement in our credit ratings will not reduce the other investment risks related to the Notes.

In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the Notes of a given change in some of the factors listed above will be less if it occurs later in the term of the Notes than if it occurs earlier in the term of the Notes. We expect, however, that the effect on the trading value of the Notes of a given change in the value of the Basket will be greater if it occurs later in the term of the Notes than if it occurs earlier in the term of the Notes.

Purchases and sales by us and our affiliates may affect your return

We and our affiliates may from time to time buy or sell the stocks underlying the Basket Indices or futures or options contracts on the Basket Indices for our own accounts for business reasons and expect to enter into these transactions in connection with hedging our obligations under the Notes. These transactions could affect the price of these stocks and, in turn, the value of the Basket in a manner that could be adverse to your investment in the Notes. Any purchases or sales by us, our affiliates or others on our behalf on or before the Pricing Date may temporarily increase or decrease the prices of the stocks included in the Basket. Temporary increases or decreases in the market prices of these stocks may also occur as a result of the purchasing activities of other market participants. Consequently, the prices of these stocks may change subsequent to the Pricing Date, affecting the value of the Basket and therefore the trading value of the Notes.

Potential conflicts of interest could arise

Our subsidiary MLPF&S is our agent for the purposes of calculating the Ending Value and the Redemption Amount. Under certain circumstances, MLPF&S as our subsidiary and its responsibilities as Calculation Agent for the Notes could give rise to conflicts of interest. These conflicts could occur, for instance, in connection with its determination as to whether the value of the Basket can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance or unavailability of any of the Basket Indices. See the sections entitled “Description of the Notes—Adjustments to the Basket; Market Disruption Events” and “—Discontinuance of the Basket Indices” in this pricing supplement. MLPF&S is required to carry out its duties as Calculation Agent in good faith and using its reasonable judgment. However, because we control MLPF&S, potential conflicts of interest could arise.

We expect to enter into arrangements to hedge the market risks associated with our obligation to pay the Redemption Amount due on the maturity date on the Notes. We may seek competitive terms in entering into the hedging arrangements for the Notes, but are not required to do so, and we may enter into such hedging arrangements with one of our subsidiaries or affiliated companies. Such hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but which could also result in a loss for the hedging counterparty.

ML&Co. or its affiliates may presently or from time to time engage in business with one or more of the companies included in the Basket Indices including extending loans to, or making equity investments in, those companies or providing advisory services to those companies, including merger and acquisition advisory services. In the course of business, ML&Co. or its affiliates may acquire non-public information relating to those companies and, in addition, one or more affiliates of ML&Co. may publish research reports about those companies. ML&Co. does not make any representation to any purchasers of the Notes regarding any matters whatsoever relating to the companies included in the Basket Indices. Any prospective purchaser of the Notes should undertake an independent investigation of the companies included in the Basket Indices as in its judgment is appropriate to make an informed decision regarding an investment in the Notes. The composition of those companies does not reflect any investment recommendations of ML&Co. or its affiliates.

Tax consequences are uncertain

You should consider the tax consequences of investing in the Notes, aspects of which are uncertain. See the section entitled “United States Federal Income Taxation” in this pricing supplement.

DESCRIPTION OF THE NOTES

ML&Co. will issue the Notes as part of a series of senior debt securities entitled “Medium-Term Notes, Series C” under the 1983 Indenture, which is more fully described in the accompanying prospectus. The Notes are expected to have a term between 34 and 40 months. The actual maturity date will be set forth in the final pricing supplement made available in connection with the sale of the Notes. Information included in this pricing supplement supersedes information in the accompanying prospectus supplement and prospectus to the extent that it is different from that information. The CUSIP number for the Notes is                     .

While on the maturity date a holder of a Note will receive an amount equal to the Redemption Amount, there will be no other payment of interest, periodic or otherwise. See the section entitled “—Payment on the Maturity Date” in this pricing supplement.

The Notes will not be subject to redemption by ML&Co. or repayment at the option of any holder of the Notes before the maturity date.

ML&Co. will issue the Notes in denominations of whole units each with a $10 original public offering price per unit. You may transfer the Notes only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the Notes in the form of a global certificate, which will be held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the Notes. You should refer to the section entitled “Description of Debt Securities—Depositary” in the accompanying prospectus.

The Notes will not have the benefit of any sinking fund.

Payment on the Maturity Date

On the maturity date, you will be entitled to receive a cash payment per unit equal to the Redemption Amount, as provided below.

Determination of the Redemption Amount

The “Redemption Amount” per unit will be determined by the Calculation Agent and will equal:

(i) If the Ending Value is equal to or greater than the Starting Value:

(ii) If the Ending Value is less than the Starting Value:

The Redemption Amount cannot be less than $5.00 per unit.

The “Starting Value” will be set to 100 on the Pricing Date.

The “Ending Value” will be determined by the Calculation Agent and will equal the average of the closing values of the Basket determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days during the Calculation Period, then the Ending Value will equal the average of the closing values of the Basket on those Calculation Days. If there is only one Calculation Day during the Calculation Period, then the Ending Value will equal the closing value of the Basket on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value will equal the closing value of the Basket determined on the last scheduled Basket Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event (as described below under “—Adjustments to the Basket; Market Disruption Events”) on that scheduled Basket Business Day.

The “Calculation Period” means the period from and including the seventh scheduled Basket Business Day before the maturity date to and including the second scheduled Basket Business Day before the maturity date.

A “Calculation Day” means any Basket Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

A “Basket Business Day” means a day on which the Basket Indices or any successor indices are calculated and published.

All determinations made by the Calculation Agent, absent a determination of a manifest error, will be conclusive for all purposes and binding on ML&Co. and the holders and beneficial owners of the Notes.

Hypothetical Returns

The following table illustrates, for the Starting Value and a range of hypothetical Ending Values of the Index, assuming a term of 37 months, the midpoint of the expected term of the Notes of 34 to 40 months:

•	the percentage change from the Starting Value to the hypothetical Ending Value;

•	the total amount payable on the maturity date per unit;

•	the total rate of return to holders of the Notes;

•	the pretax annualized rate of return to holders of the Notes; and

•	the pretax annualized rate of return of an investment in the Underlying Stocks, which includes an assumed aggregate dividend yield of 2.59% per annum, as more fully described below.

Hypothetical Ending Value	Percentage change from the Starting Value to the hypothetical Ending Value	Total amount payable on the maturity date per unit	Total rate of return on the Notes	Pretax annualized rate of return on the Notes (1)	Pretax annualized rate of return of the Underlying Stocks(1)(2)
0.00	-100%	$5.00	-50.00%	-21.23%	-78.79%
10.00	-90%	$5.50	-45.00%	-18.45%	-53.04%
20.00	-80%	$6.00	-40.00%	-15.88%	-39.91%
30.00	-70%	$6.50	-35.00%	-13.48%	-30.75%
40.00	-60%	$7.00	-30.00%	-11.22%	-23.60%
50.00	-50%	$7.50	-25.00%	-9.10%	-17.70%
60.00	-40%	$8.00	-20.00%	-7.10%	-12.65%
70.00	-30%	$8.50	-15.00%	-5.19%	-8.22%
80.00	-20%	$9.00	-10.00%	-3.38%	-4.26%
90.00	-10%	$9.50	-5.00%	-1.65%	-0.68%
100.00(3)	0%	$10.00	0.00%	0.00%	2.60%
110.00	10%	$11.50	15.00%	4.58%	5.63%
120.00	20%	$13.00	30.00%	8.68%	8.44%
130.00	30%	$14.50	45.00%	12.40%	11.06%
140.00	40%	$16.00	60.00%	15.82%	13.53%
150.00	50%	$17.50	75.00%	18.97%	15.86%
160.00	60%	$19.00	90.00%	21.91%	18.06%

(1)	The annualized rates of return specified in this column are calculated on a semiannual bond equivalent basis and assume an investment term from March 27, 2006 to April 27, 2009, a term equal to the assumed term of 37 months for the Notes.

(2)	This rate of return assumes:

(a)	a percentage change in the aggregate price of the Underlying Stocks that equals the percentage change of each Basket Index, that equals the percentage change in the Basket from the Starting Value to the relevant hypothetical Ending Value;

(b)	a constant dividend yield of 2.59% per annum (which equals the average of a dividend yield of 0.82% for the Nikkei 225 Index, 3.62% for the S&P/ASX 200 Index, 3.30% for the Hang Seng Index and 2.63% for the Dow Jones EURO STOXX 50 Index), paid quarterly from the date of initial delivery of the Notes, applied to the value of the Basket at the end of each quarter assuming this value increases or decreases linearly from the Starting Value to the applicable hypothetical Ending Value; and

(c)	no transaction fees or expenses.

(3)	This is the Starting Value.

The above figures are for purposes of illustration only. The actual amount received by you and the resulting total and pretax annualized rates of return will depend on the actual Ending Value and term of your investment.

Adjustments to the Basket; Market Disruption Events

If at any time Nihon Keizai Shimbun, Inc. (“NKS”), Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s” or “S&P” ), HSI Services Limited (“HSI”) or STOXX Limited (“STOXX”) (each an “Index Publisher”) makes a material change in the formula for or the method of calculating its respective Basket Index or in any other way materially modifies that Basket Index so that the Basket Index does not, in the opinion of the Calculation Agent, fairly represent the level of that Basket Index had those changes or modifications not been made, then, from and after that time, the Calculation Agent will, at the close of business in New York, New York, on each date that the closing value of the Basket is to be calculated, make any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a level of a stock index comparable to that Basket Index as if those changes or modifications had not been made, and calculate the closing level with reference to the Basket Index, as so adjusted. Accordingly, if the method of calculating a Basket Index is modified so that the level of the Basket Index is a fraction or a multiple of what it would have been if it had not been modified, e.g., due to a split, then the Calculation Agent will adjust the Basket Index in order to arrive at a level of the Basket Index as if it had not been modified, e.g., as if a split had not occurred.

“Market Disruption Event” means either of the following events as determined by the Calculation Agent:

(A)	the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise a Basket Index or any successor index; or

(B)	the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to a Basket Index, or any successor index.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the applicable Basket Index, or any successor index, will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the applicable Basket Index, or any successor index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to that Basket Index; and

(4)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances.

The occurrence of a Market Disruption Event could affect the calculation of the payment you may receive on the maturity date. See the section entitled “—Payment on the Maturity Date” in this pricing supplement.

Discontinuance of the Basket Indices

If an Index Publisher discontinues publication of its respective Basket Index and the Index Publisher or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to that Basket Index (a “successor index”), then, upon the Calculation Agent’s notification of that determination to the trustee and ML&Co., the Calculation Agent will substitute the successor index as calculated by the relevant Index Publisher or any other entity for the Basket Index and calculate the Ending Value as described above under “—Payment on the Maturity Date”. Upon any selection by the Calculation Agent of a successor index, ML&Co. will cause notice to be given to holders of the Notes.

In the event that an Index Publisher discontinues publication of its respective Basket Index and:

•	the Calculation Agent does not select a successor index; or

•	the successor index is not published on any of the Calculation Days,

the Calculation Agent will compute a substitute level for that Basket Index in accordance with the procedures last used to calculate that Basket Index before any discontinuance. If a successor index is selected or the Calculation Agent calculates a level as a substitute for a Basket Index as described below, the successor index or level will be used as a substitute for that Basket Index for all purposes, including the purpose of determining whether a Market Disruption Event exists.

If an Index Publisher discontinues publication of its respective Basket Index before the Calculation Period and the Calculation Agent determines that no successor index is available at that time, then on each Business Day until the earlier to occur of:

•	the determination of the Ending Value; and

•	a determination by the Calculation Agent that a successor index is available,

the Calculation Agent will determine the value that would be used in computing the Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The Calculation Agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation and arrange for information with respect to these values to be made available by telephone.

A “Business Day” is any day that is either (i) a Basket Business Day or (ii) a day on which the applicable exchanges listing the stocks of companies used to calculate a substitute level for a Basket Index following a discontinuance, as discussed above, are open for trading.

Notwithstanding these alternative arrangements, discontinuance of the publication of a Basket Index may adversely affect trading in the Notes.

Events of Default and Acceleration

In case an Event of Default with respect to any Notes has occurred and is continuing, the amount payable to a holder of a Note upon any acceleration permitted by the Notes, with respect to each $10 original public offering price per unit, will be equal to the Redemption Amount, calculated as though the date of acceleration were the stated maturity date of the Notes.

In case of default in payment of the Notes, whether on the stated maturity date or upon acceleration, from and after that date the Notes will bear interest, payable upon demand of their holders, at the rate of % per annum, to the extent that payment of any interest is legally enforceable on the unpaid amount due and payable on that date in accordance with the terms of the Notes to the date payment of that amount has been made or duly provided for.

THE BASKET

The Basket is designed to allow investors to participate in the percentage change in the level of the Nikkei 225 Index, the S&P/ASX 200 Index, the Hang Seng Index and the Dow Jones EURO STOXX 50 Index over the term of the Notes. The Basket Indices are described in the sections below. Each Basket Index will be assigned an equal weighting so that each Basket Index will represent an equal portion of the value of the Basket on the Pricing Date.

The Index Publishers have no obligations relating to the Notes or amounts to be paid to you, including any obligation to take the needs of ML&Co. or of holders of the Notes into consideration for any reason. The Index Publishers will not receive any of the proceeds of the offering of the Notes and are not responsible for, and have not participated in, the offering of the Notes and are not responsible for, and will not participate in, the determination or calculation of the amount receivable by holders of the Notes.

Determination of the Multiplier for each Basket Index

A fixed factor (the “Multiplier”) will be determined for each Basket Index, based upon the weighting of that Basket Index. The Multiplier for each Basket Index will be calculated on the Pricing Date and will equal:

•	the weighting (as a percentage) for that Basket Index, multiplied by 100; and

•	divided by the closing level of that Basket Index on the Pricing Date.

The Multipliers will be calculated in this way so that the value of the Basket will equal 100 on the Pricing Date. The Multipliers will not be revised subsequent to their determination on the Pricing Date except that the Calculation Agent may in its good faith judgment adjust the Multiplier of any Basket Index in the event that Basket Index is materially changed or modified in a manner that does not, in the opinion of the Calculation Agent, fairly represent the level of that Basket Index had those material changes or modifications not been made.

The hypothetical Multipliers for each Basket Index are listed under “—Computation of the Basket” below.

Computation of the Basket

The Calculation Agent will calculate the value of the Basket by summing the products of the closing level for each Basket Index on a Calculation Day and the Multiplier applicable to each Basket Index. The value of the Basket will vary based on the increase or decrease in the level of each Basket Index. Any increase in the level of a Basket Index (assuming no change in the levels of the other Basket Indices) will result in an increase in the value of the Basket. Conversely, any decrease in the level of a Basket Index (assuming no change in the levels of the other Basket Indices) will result in a decrease in the value of the Basket. If March 24, 2006 was the Pricing Date, for each Basket Index, the initial weighting, the initial closing level, the Multiplier and the initial contribution to the Basket value would be as follows:

Basket Indices	Country Exposure	Bloomberg Symbol	Initial Weighting	Closing Level (1)	Hypothetical Multiplier (2)	Initial Basket Points
Nikkei 225 Index	Japan	NKY	25%	16,560.87	0.00150958	25.00
S&P/ASX 200 Index	Australia	AS51	25%	5,040.10	0.00496022	25.00
Hang Seng Index	Hong Kong	HSI	25%	15,716.46	0.00159069	25.00
Dow Jones EURO STOXX 50 Index	Europe	SX5E	25%	3,870.89	0.00645846	25.00

(1)	This is the closing level of each Basket Index on March 24, 2006.

(2)	The hypothetical Multiplier equals the weighting of the Basket Index (as a percentage) multiplied by 100, and then divided by the closing level of that Basket Index on March 24, 2006. The actual Multiplier will be determined on the Pricing Date and set forth in the final pricing supplement made available in connection with sales of the Notes.

Hypothetical Historical Data on the Basket

While historical information on the Basket will not exist before the Pricing Date, the following table sets forth the hypothetical historical month-end values of the Basket from January 2001 through February 2006 based upon historical levels of each Basket Index, the hypothetical Multipliers and a Basket value of 100 on March 24, 2006. This hypothetical historical data on the Basket is not necessarily indicative of the future performance of the Basket or what the value of the Notes may be. Any historical upward or downward trend in the value of the Basket during any period set forth below is not an indication that the Basket is more or less likely to increase or decrease in value at any time over the term of the notes.

	2001	2002	2003	2004	2005	2006
January	93.96	73.04	56.50	71.98	78.67	98.49
February	87.37	73.00	54.85	74.15	80.75	98.57
March	82.56	75.57	53.24	72.80	79.24
April	88.07	75.34	55.62	71.62	77.43
May	86.32	74.60	57.79	71.20	79.32
June	85.05	69.08	59.58	73.12	81.84
July	80.41	63.90	62.32	71.67	84.89
August	74.24	63.47	65.35	72.05	85.58
September	67.00	57.57	64.48	73.00	90.20
October	70.26	59.42	68.19	73.93	86.99
November	74.27	62.27	67.63	76.90	91.46
December	75.60	58.11	70.32	79.13	94.73

The following graph sets forth the hypothetical historical performance of the Basket presented in the preceding table. This hypothetical historical information is not necessarily indicative of the future performance of the Basket, and no assurance can be given that the value of the Basket will not decline and thereby reduce the Redemption Amount which may be payable to you on the maturity date.

The Basket Indices

The Nikkei 225 Index

The Nikkei 225 Index is a stock index calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently comprised of 225 stocks that trade on the Tokyo Stock Exchange (the “TSE”) and represents a broad cross-section of Japanese industry. All 225 of the stocks underlying the Nikkei 225 Index are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE. Futures and options contracts on the Nikkei 225 Index are traded on the Singapore International Monetary Exchange, the Osaka Securities Exchange and the Chicago Mercantile Exchange.

The Nikkei 225 Index is a modified, price-weighted index. Each stock’s weight in the Nikkei 225 Index is based on its price per share rather than the total market capitalization of the issuer. NKS calculates the Nikkei 225 Index by multiplying the per share price of each stock by the corresponding weighting factor for that Underlying Stock (a “Weight Factor”), calculating the sum of all these products and dividing that sum by a divisor. The divisor, initially set on May 16, 1949 at 225, was 24.74977986 as of March 24, 2006, and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant stock, so that the share price of each stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. Each Weight Factor represents the number of shares of the related stock which are included in one trading unit of the Nikkei 225 Index. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the stocks, which is currently the TSE. The level of the Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the level of the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable Weight Factor and divided by the new divisor, i.e., the level of the Nikkei 225 Index immediately after the change, will equal the level of the Nikkei 225 Index immediately prior to the change.

Stocks may be deleted or added by NKS. However, to maintain continuity in the Nikkei 225 Index, the policy of NKS is generally not to alter the composition of the stocks except when a stock is deleted in accordance with the following criteria. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei 225 Index: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock or transfer of the stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason; or transfer of the stock to the Second Section of the TSE. Upon deletion of a stock from the Nikkei 225 Index, NKS will select, in accordance with certain criteria established by it, a replacement for the deleted stock. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NKS to be representative of a market may be added to the Nikkei 225 Index. As a result, an existing stock with low trading volume and not representative of a market will be deleted.

None of ML&Co., MLPF&S and NKS accepts any responsibility for the calculation, maintenance or publication of the Index or any successor index. NKS disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Index or the manner in which the Nikkei 225 Index is applied in determining any Starting Value or Ending Value or any Redemption Amount payable to you on the maturity date of the Notes.

All disclosure contained in this pricing supplement regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. The information reflects the policies of, and is subject to change by NKS. ML&Co. and MLPF&S do not assume any responsibility for the accuracy or completeness of that information.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 A.M. to 11:00 A.M. and from 1:00 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.

Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks which comprise the Nikkei 225 Index, and these limitations may, in turn, adversely affect the value of the Notes.

Historical data on the Nikkei 225 Index

The following table sets forth the closing level of the Nikkei 225 Index at the end of each month in the period from January 2001 through February 2006. This historical data on the Nikkei 225 Index is not necessarily indicative of the future performance of the Nikkei 225 Index or what the value of the Notes may be. Any historical upward or downward trend in the level of the Nikkei 225 Index during any period set forth below is not an indication that the Nikkei 225 Index is more or less likely to increase or decrease at any time over the term of the Notes.

	2001	2002	2003	2004	2005	2006
January	13,843.55	9,997.80	8,339.94	10,783.61	11,387.59	16,649.82
February	12,883.54	10,587.83	8,363.04	11,041.92	11,740.60	16,205.43
March	12,999.70	11,024.94	7,972.71	11,715.39	11,668.95
April	13,934.32	11,492.54	7,831.42	11,761.79	11,008.90
May	13,262.14	11,763.70	8,424.51	11,236.37	11,276.59
June	12,969.05	10,621.84	9,083.11	11,858.87	11,584.01
July	11,860.77	9,877.94	9,563.21	11,325.78	11,899.60
August	10,713.51	9,619.30	10,343.55	11,081.79	12,413.60
September	9,774.68	9,383.29	10,219.05	10,823.57	13,574.30
October	10,366.34	8,640.48	10,559.59	10,771.42	13,606.50
November	10,697.44	9,215.56	10,100.57	10,899.25	14,872.15
December	10,542.62	8,578.95	10,676.64	11,488.76	16,111.43

The following graph sets forth the historical performance of the Nikkei 225 Index presented in the preceding table. Past movements of the Index are not necessarily indicative of the future performance of the Nikkei 225 Index. On March 24, 2006, the closing level of the Nikkei 225 Index was 16,560.87.

License Agreement

NKS and ML&Co. have entered into a non-exclusive license agreement providing for the license to ML&Co., in exchange for a fee, of a right to use indices owned and published by NKS in connection with some securities, including the Notes.

NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Index. The Notes are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this pricing supplement that NKS makes any representation or warranty, implied or express, to ML&Co., the holder of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes in particular or the ability of the Notes to track general stock market performance. NKS has no obligation to take the needs of ML&Co. or the holders of the Notes into consideration in determining, composing or calculating the Index. NKS is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be settled in cash. NKS has no obligation or liability in connection with the administration or marketing of the Notes.

The use of and reference to the Index in connection with the Notes have been consented to by NKS, the publisher of the Index. The copyright relating to the Nikkei 225 Index and intellectual property rights as to the indications for “Nikkei” and the Nikkei 225 Index and any other rights belong to NKS.

S&P/ASX 200 Index

The S&P/ASX 200 Index was introduced in April 2000 with a base value of 3000 to replace the All Ordinaries as an institutional benchmark index for the Australian equity market. As of December 31, 2005 the S&P/ASX 200 Index covered approximately 78% of the Australian equities market. The S&P/ASX 200 Index is composed of the S&P/ASX 100 plus an additional 100 stocks selected by the Standard and Poor’s Australian Index Committee. To be eligible for inclusion, the stocks must be listed on the Australian Stock Exchange ( the “ASX”), actively and regularly traded and have a minimum free float threshold of 30%. Calculation for the S&P/ASX 200 Index is based on stock prices taken from the ASX. The official daily index closing values for price and accumulation indices, are calculated after the market closes and are based on the last traded price for each constituent.

The S&P/ASX 200 Index is governed by the Standard and Poor’s Australian Index Committee, made up of members of Standard and Poor’s and the ASX. The Committee reviews constituents quarterly to ensure adequate market capitalization and liquidity. The weighting of constituents in the S&P/ASX 200 is determined by the free float assigned to each stock by the Committee. Each stock’s free float is reviewed as part of the March quarterly review.

All disclosure in this pricing supplement regarding the S&P/ASX 200 Index, including, without limitation, its make-up, method of calculation and changes in its components, unless otherwise stated is derived from publicly available information. The information reflects the policies of, and is subject to change by Standard and Poor’s. ML&Co. and MLPF&S do not assume any responsibility for the accuracy or completeness of that information.

Historical data on the S&P/ASX 200 Index

The following table sets forth the closing level of the S&P/ASX 200 Index at the end of each month in the period from January 2001 through February 2006. This historical data on the S&P/ASX 200 Index is not necessarily indicative of the future performance of the S&P/ASX 200 Index or what the value of the Notes may be. Any historical upward or downward trend in the level of the S&P/ASX 200 Index during any period set forth below is not an indication that the S&P/ASX 200 Index is more or less likely to increase or decrease at any time over the term of the Notes.

	2001	2002	2003	2004	2005	2006
January	3,341.70	3,464.20	2,956.90	3,272.00	4,107.30	4,929.60
February	3,326.50	3,414.30	2,800.90	3,360.60	4,172.80	4,921.30
March	3,147.20	3,414.80	2,885.20	3,415.30	4,109.90
April	3,329.40	3,350.00	3,007.50	3,400.80	3,983.20
May	3,379.10	3,373.60	3,011.00	3,460.20	4,106.40
June	3,490.30	3,216.00	3,025.80	3,532.90	4,277.50
July	3,324.50	3,086.20	3,122.30	3,536.10	4,388.80
August	3,275.60	3,120.10	3,199.70	3,553.70	4,446.80
September	3,049.50	2,970.90	3,169.50	3,665.00	4,641.20
October	3,249.60	3,042.90	3,272.00	3,778.60	4,459.70
November	3,337.50	3,061.40	3,186.40	3,931.30	4,634.80
December	3,422.30	3,007.10	3,299.80	4,050.60	4,763.40

The following graph sets forth the historical performance of the S&P/ASX 200 Index presented in the preceding table. Past movements of the Index are not necessarily indicative of the future performance of the S&P/ASX 200 Index. On March 24, 2006, the closing level of the S&P/ASX 200 Index was 5,040.10.

License Agreement

S&P and MLPF&S have entered into a non-exclusive license agreement providing for the license to MLPF&S, in exchange for a fee, of the right to use indices owned and published by S&P in connection with some securities, including the Notes, and ML&Co. is an authorized sublicensee of MLPF&S.

The license agreement between S&P and MLPF&S provides that the following language must be stated in this pricing supplement:

“S&P and S&P/ASX are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by MLPF&S and ML&Co.

The Notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). Neither S&P nor the Australian Stock Exchange (“ASX”) makes any representation or warranty, express or implied, to the holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the S&P/ASX 200 Index to track general stock market performance. S&P’s and ASX’s only relationship to MLPF&S and ML&Co. (other than transactions entered into in the ordinary course of business) is the licensing of certain trademarks and trade names of S&P and ASX and of the S&P/ASX 200 Index which is determined, composed and calculated by S&P without regard to ML&Co. or the Notes. S&P and ASX have no obligation to take the needs of ML&Co. or the holders of the Notes into consideration in determining, composing or calculating the S&P/ASX 200 Index. S&P and ASX are not responsible for and have not participated in the determination of the timing of the sale of the Notes, prices at which the Notes are to initially be sold, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P and ASX have no obligation or liability in connection with the administration, marketing or trading of the Notes.

S&P AND ASX DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN AND S&P AND ASX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P AND ASX MAKE NO

WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ML&CO., MLPF&S, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED IN THE S&P/ASX 200 INDEX IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR FOR ANY OTHER USE. S&P AND ASX MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED IN THE S&P/ASX 200 INDEX. WITHOUT LIMITING ANY OF THE ABOVE INFORMATION, IN NO EVENT SHALL S&P AND ASX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGE (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF THESE DAMAGES.”

Hang Seng Index

The Hang Seng Index is compiled, published and managed by HSI and was first calculated and published on November 24, 1969. The Hang Seng Index is a market-capitalization weighted index consisting of 33 constituent stocks that, as of February 17, 2006, accounted for about 70% of the total market capitalization of all eligible stocks listed on the Stock Exchange of Hong Kong Ltd. (the “SEHK”). To be eligible for selection, a company: (1) must be among those that constitute the top 90% of the total market capitalization of all ordinary shares listed on the SEHK (market capitalization is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover on the SEHK (turnover is aggregated and individually assessed for eight quarterly subperiods for the past 24 months); (3) should normally have a listing history of at least 24 months; and (4) should not be a secondary listed company. From the many eligible candidates, final selections are based on the following: (1) the market capitalization and turnover rankings of the companies; (2) the representation of the subsectors within the Hang Seng Index directly reflecting that of the market; and (3) the financial performance of the companies.

All disclosure in this pricing supplement regarding the Hang Seng Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. This information reflects the policies of, and is subject to change by HSI and Hang Seng Data Services Limited. ML&Co. and MLPF&S do not assume any responsibility for the accuracy or completeness of that information.

Historical data on the Hang Seng Index

The following table sets forth the closing level of the Hang Seng Index at the end of each month in the period from January 2001 through February 2006. This historical data on the Hang Seng Index is not necessarily indicative of the future performance of the Hang Seng Index or what the value of the Notes may be. Any historical upward or downward trend in the level of the Hang Seng Index during any period set forth below is not an indication that the Hang Seng Index is more or less likely to increase or decrease at any time over the term of the Notes.

	2001	2002	2003	2004	2005	2006
January	16,102.35	10,725.30	9,258.95	13,289.37	13,721.69	15,753.14
February	14,787.87	10,482.55	9,122.66	13,907.03	14,195.35	15,918.48
March	12,760.64	11,032.92	8,634.45	12,681.67	13,516.88
April	13,386.04	11,497.58	8,717.22	11,942.96	13,908.97
May	13,174.41	11,301.94	9,487.38	12,198.24	13,867.07
June	13,042.53	10,598.55	9,577.12	12,285.75	14,201.06
July	12,316.69	10,267.36	10,134.83	12,238.03	14,880.98
August	11,090.48	10,043.87	10,908.99	12,850.28	14,903.55
September	9,950.70	9,072.21	11,229.87	13,120.03	15,428.52
October	10,073.97	9,441.25	12,190.10	13,054.66	14,386.37
November	11,279.25	10,069.87	12,317.47	14,060.05	14,937.14
December	11,397.21	9,321.29	12,575.94	14,230.14	14,876.43

The following graph sets forth the historical performance of the Hang Seng Index presented in the preceding table. Past movements of the Hang Seng Index are not necessarily indicative of the future performance of the Hang Seng Index. On March 24, 2006, the closing level of the Hang Seng Index was 15,716.46.

License Agreement

HIS, Hang Seng Data Services Limited and ML&Co. have entered into a non-exclusive license agreement providing for the license to ML&Co., in exchange for a fee, of a right to use indices calculated by HSI in connection with some securities, including the Notes.

The license agreement provides that the following information must be set forth in this pricing supplement:

“The Hang Seng Index (the “Index”) is published and compiled by HSI Services Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name Hang Seng Index is proprietary to Hang Seng Data Services Limited. HSI Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Index by ML&Co. in connection with the Notes (the “Product”), BUT NEITHER HSI SERVICES LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF THE INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE INDEX IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of the Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by HSI Services Limited without notice. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HSI SERVICES LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE INDEX BY ML&CO. IN CONNECTION WITH THE PRODUCT; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HSI SERVICES LIMITED IN THE COMPUTATION OF THE INDEX; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE INDEX WHICH IS

SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON DEALING WITH THE PRODUCT AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HSI SERVICES LIMITED AND/OR HANG SENG DATA SERVICES LIMITED in connection with the Product in any manner whatsoever by any broker, holder or other person dealing with the Product. Any broker, holder or other person dealing with the Product does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on HSI Services Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and HSI Services Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.”

Dow Jones EURO STOXX 50 Index

The Dow Jones EURO STOXX 50 Index (the “EURO STOXX 50 Index”) was created by STOXX, a joint venture founded by SWX Group, Deutsche Börse AG and Dow Jones & Company, Inc. (“Dow Jones”). Publication of the Index began on February 26, 1998, based on an initial level of the Index of 1,000 at December 31, 1991.

The EURO STOXX 50 Index was created by STOXX Limited to reflect the market-capitalization weighted performance of large companies from the major industry groupings in Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, the Netherlands, Portugal and Spain. The companies included in the Index account for approximately 60% of the free-float market capitalization of the Dow Jones EURO STOXX Total Market Index, which in turn accounts for approximately 95% of the free-float market capitalization of the countries with companies eligible for inclusion in the EURO STOXX 50 Index.

The EURO STOXX 50 Index is currently calculated by: (i) multiplying the per share price of each underlying security by the number of free-float adjusted outstanding shares (and, if the stock is not quoted in euros, then multiplying by the related country currency and an exchange factor which reflects the exchange rate between the related country currency and the euro); (ii) calculating the sum of all these products (the “Index Aggregate Market Capitalization”); and (iii) dividing the Index Aggregate Market Capitalization by a divisor which represents the Index Aggregate Market Capitalization on the base date of the EURO STOXX 50 Index and which can be adjusted to allow changes in the issued share capital of individual underlying securities, including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits, to be made without distorting the EURO STOXX 50 Index. Because of this capitalization weighting, movements in share prices of the underlying securities of companies with relatively greater market capitalization will have a greater effect on the level of the entire EURO STOXX 50 Index than will movements in share prices of the underlying securities of companies with relatively smaller market capitalization.

The weight of each Underlying Stock that comprises the EURO STOXX 50 Index is capped at 10% of the EURO STOXX 50 Index’s total free-float market capitalization. The free-float weights are reviewed quarterly.

The composition of the EURO STOXX 50 Index is reviewed annually, and changes are implemented on the third Friday in September, using market data from the end of August as the basis for the review process. Changes in the composition of the EURO STOXX 50 Index are made to ensure that the EURO STOXX 50 Index includes those companies which, within the eligible countries and within each industry sector, have the greatest market capitalization. Changes in the composition of the EURO STOXX 50 Index are made entirely by STOXX without consultation with the companies represented in the EURO STOXX 50 Index or ML&Co. The Index is also reviewed on an ongoing basis, and a change in the composition of the EURO STOXX 50 Index may be necessary if there have been extraordinary events for one of the issuers of the underlying securities, e.g., delisting, bankruptcy, merger or takeover. In these cases, the event is taken into account as soon as it is effective. The underlying securities may be changed at any time for any reason. Neither STOXX nor any of its founders is affiliated with ML&Co. nor have they participated in any way in the creation of the Notes.

ML&Co. or its affiliates may presently or from time to time engage in business with the publishers, owners, founders or creators of the Index or any of its successors or one or more of the issuers of the underlying securities, including extending loans to, making equity investments in or providing advisory services, including merger and acquisition advisory services, to the publishers, their successors, founders or creators or to any of the issuers. In the course of business with the issuers, ML&Co. or its affiliates may acquire non-public information with respect to the issuers. ML&Co. may also act as market maker for the common stocks of the issuers. ML&Co. does not make any representation to any purchaser of the Notes with respect to any matters whatsoever relating to any of the publishers, their successors, founders or creators or to any of the issuers. Any prospective purchaser of the Notes should undertake an independent investigation of the issuers of the underlying securities and with respect to the competency of its publisher to formulate and calculate the Index as in its judgment is appropriate to make an informed decision with respect to an investment in the Notes. The composition of the Index does not reflect any investment or sell recommendations of ML&Co. or its affiliates.

A representative of an affiliate of ML&Co. may from time to time be a member of the STOXX Limited Advisory Committee. STOXX states in its Guide to the Dow Jones STOXX Indexes that STOXX’s Advisory Committee advises the Supervisory Board on matters relating to the EURO STOXX 50 Index. This advisory committee proposes changes in the composition of the EURO STOXX 50 Index to the Supervisory Board and makes recommendations with respect to the accuracy and transparency of the EURO STOXX 50 Index computation. Decisions on the composition and changes in the EURO STOXX 50 Index are reserved to the Supervisory Board.

All disclosure contained in this pricing supplement regarding the EURO STOXX 50 Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. This information reflects the policies of, and is subject to change by STOXX or Dow Jones. ML&Co. and MLPF&S do not assume any responsibility for the accuracy or completeness of that information.

Historical data on the EURO STOXX 50 Index

The following table sets forth the level of the EURO STOXX 50 Index at the end of each month in the period from January 2001 through February 2006. This historical data on the Index is not necessarily indicative of the future performance of the EURO STOXX 50 Index or what the value of the Notes may be. Any historical upward or downward trend in the level of the EURO STOXX 50 Index during any period set forth below is not an indication that the EURO STOXX 50 Index is more or less likely to increase or decrease at any time during the term of the Notes.

	2001	2002	2003	2004	2005	2006
January	4,779.90	3,670.26	2,248.17	2,839.13	2,984.59	3,691.41
February	4,318.88	3,624.74	2,140.73	2,893.18	3,058.32	3,774.51
March	4,185.00	3,784.05	2,036.86	2,787.49	3,055.73
April	4,525.01	3,574.23	2,324.23	2,787.48	2,930.10
May	4,426.24	3,425.79	2,330.06	2,736.83	3,076.70
June	4,243.91	3,133.39	2,419.51	2,811.08	3,181.54
July	4,091.38	2,685.79	2,519.79	2,720.05	3,326.51
August	3,743.97	2,709.29	2,556.71	2,670.79	3,263.78
September	3,296.66	2,204.39	2,395.87	2,726.30	3,428.51
October	3,478.63	2,518.99	2,575.04	2,811.72	3,320.15
November	3,658.27	2,656.85	2,630.47	2,876.39	3,447.07
December	3,806.13	2,386.41	2,760.66	2,951.24	3,578.93

The following graph sets forth the historical performance of the EURO STOXX 50 Index presented in the preceding table. Past movements of the EURO STOXX 50 Index are not necessarily indicative of the future performance of the EURO STOXX 50 Index. On March 24, 2006, the closing level of the EURO STOXX 50 Index was 3,870.89.

License Agreement

STOXX and Merrill Lynch & Co., Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch & Co. and its wholly-owned subsidiaries, in exchange for a fee, of the right to use the EURO STOXX 50 Index, which is owned and published by STOXX, in connection with certain securities and other products, including the Notes.

The license agreement between STOXX and Merrill Lynch & Co., Inc. provides that the following language must be set forth in this pricing supplement:

“The Dow Jones EURO STOXX 50 Index is proprietary and copyrighted material. The Dow Jones EURO STOXX 50 Index and the related trademarks have been licensed for certain purposes by Merrill Lynch & Co., Inc. STOXX, Dow Jones and Dow Jones EURO STOXX 50 Index are trademarks of Dow Jones & Company, Inc. and have been licensed for use. STOXX and Dow Jones have no relationship to Merrill Lynch & Co., Inc., other than the licensing of the Dow Jones EURO STOXX 50 Index and the related trademarks for use in connection with the Notes. STOXX and Dow Jones do not:

•	Sponsor, endorse, sell or promote the Notes.

•	Recommend that any person invest in the Deposits or any other securities.

•	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Notes.

•	Have any responsibility or liability for the administration, management or marketing of the Notes.

•	Consider the needs of the owners of the Notes in determining, composing or calculating the Dow Jones EURO STOXX 50 Index or have any obligation to do so.

STOXX and Dow Jones will not have any liability in connection with the Notes. Specifically,

•	STOXX and Dow Jones do not make any warranty, express or implied and disclaim any and all warranty about:

•	The results to be obtained by the Deposits, the owner of the Notes or any other person in connection with the use of the Dow Jones EURO STOXX 50 Index and the data included in the Dow Jones EURO STOXX 50 Index;

•	The accuracy or completeness of the Dow Jones EURO STOXX 50 Index and its data;

•	The merchantability and the fitness for a particular purpose or use of the Dow Jones EURO STOXX 50 Index and its data;

•	STOXX and Dow Jones will have not liability for any errors, omissions or interruptions in the Dow Jones EURO STOXX 50 Index or its data;

•	Under no circumstances will STOXX or Dow Jones be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or Dow Jones knows that they might occur.

The licensing agreement between the Merrill Lynch and Co., Inc. and STOXX is solely for their benefit and not for the benefit of the owners of the Notes or any other third parties.”

UNITED STATES FEDERAL INCOME TAXATION

Set forth in full below is the opinion of Sidley Austin LLP, counsel to ML&Co. (“Tax Counsel”). As the law applicable to the U.S. federal income taxation of instruments such as the Notes is technical and complex, the discussion below necessarily represents only a general summary. The following discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. The discussion below supplements the discussion set forth under the section entitled “United States Federal Income Taxation” that is contained in the accompanying prospectus supplement and supersedes that discussion to the extent that it contains information that is inconsistent with that contained in the accompanying prospectus supplement. The discussion below deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities or persons holding Notes in a tax-deferred or tax-advantaged account (except to the extent specifically discussed below), dealers in securities or currencies, traders in securities that elect to mark to market, persons subject to the alternative minimum tax, persons holding Notes as a hedge against currency risks, as a position in a “straddle” or as part of a “hedging”, “conversion” or “integrated” transaction for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers. If a partnership holds the Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Thus, persons who are partners in a partnership holding the Notes should consult their own tax advisors. Moreover, all persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

As used herein, the term “U.S. Holder” means a beneficial owner of a Note that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or a partnership (including an entity treated as a corporation or a partnership for United States federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (iii) an estate the income of which is subject to United States federal income tax regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (v) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. Certain trusts not described in clause (iv) above in existence on August 20, 1996, that elect to be treated as United States persons will also be U.S. Holders for purposes of the following discussion. As used herein, the term “non-U.S. Holder” means a beneficial owner of a Note that is not a U.S. Holder.

General

There are no statutory provisions, regulations, published rulings or judicial decisions addressing or involving the characterization and treatment, for United States federal income tax purposes, of the Notes or securities with terms substantially the same as the Notes. Accordingly, the proper United States federal income tax characterization and treatment of the Notes is uncertain. Pursuant to the terms of the Notes, ML&Co. and every holder of a Note agree (in the absence of an administrative determination, judicial ruling or other authoritative guidance to the contrary) to characterize and treat a Note for all tax purposes as a pre-paid cash-settled forward contract linked to the value of the Basket. In the opinion of Tax Counsel, this characterization and tax treatment of the Notes, although not the only reasonable characterization and tax treatment, is based on reasonable interpretations of law currently in effect and, even if successfully challenged by the Internal Revenue Service (the “IRS”), will not result in the imposition of penalties. The characterization and treatment of the Notes described above is not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization and treatment of the Notes or instruments similar to the Notes for United States federal income tax purposes, and no ruling is being requested from the IRS with respect to the Notes.

Due to the absence of authorities that directly address instruments that are similar to the Notes, significant aspects of the United States federal income tax consequences of an investment in the Notes are not certain, and no assurance can be given that the IRS or the courts will agree with the characterization and treatment described above.

Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the United States federal income tax consequences of an investment in the Notes (including alternative characterizations and treatments of the Notes) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization and treatment described above is accepted for United States federal income tax purposes.

Tax Treatment of the Notes

Assuming the characterization and treatment of the Notes as set forth above, Tax Counsel believes that the following United States federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in a Note will equal the amount paid by the U.S. Holder to acquire the Note.

Payment on the Maturity Date. Upon the receipt of cash on the maturity date of the Notes, a U.S. Holder will recognize gain or loss. The amount of that gain or loss will be the extent to which the amount of the cash received differs from the U.S. Holder’s tax basis in the Note. It is uncertain whether any such gain or loss would be treated as ordinary income or loss or capital gain or loss. Absent a future clarification in current law (by an administrative determination, judicial ruling or otherwise), where required, ML&Co. intends to report any such gain or loss to the IRS in a manner consistent with the treatment of that gain or loss as capital gain or loss. If any gain or loss is treated as capital gain or loss, then that gain or loss will generally be short-term or long-term capital gain or loss, as the case may be, depending upon the U.S. Holder’s holding period for the Note as of the maturity date. The deductibility of capital losses is subject to certain limitations.

Sale or Exchange of the Notes. Upon a sale or exchange of a Note prior to the maturity date of the Notes, a U.S. Holder will generally recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale or exchange and the U.S. Holder’s tax basis in the Note so sold or exchanged. Any such capital gain or loss will generally be short-term or long-term capital gain or loss, depending upon the U.S. Holder’s holding period for the Note at the time of disposition. As discussed above, the deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Treatments of an Investment in the Notes

Due to the absence of authorities that directly address the proper characterization and treatment of the Notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the Notes described above. In particular, the IRS could seek to analyze the United States federal income tax consequences of owning the Notes under Treasury regulations governing contingent payment debt instruments (the “CPDI Regulations”).

If the IRS were successful in asserting that the CPDI Regulations applied to the Notes, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue original issue discount on the Notes every year at a “comparable yield” for us, determined at the time of issuance of the Notes. Furthermore, any gain realized on the maturity date or upon a sale or other disposition of the Notes would generally be treated as ordinary income, and any loss realized on the maturity date or upon a sale or other disposition of the Notes would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and capital loss thereafter.

Even if the CPDI Regulations do not apply to the Notes, other alternative United States federal income tax characterizations or treatments of the Notes may also be possible, and if applied could also affect the timing and the character of the income or loss with respect to the Notes. Accordingly, prospective purchasers are urged to consult their tax advisors regarding the United States federal income tax consequences of an investment in the Notes.

Constructive Ownership Law

Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), treats a taxpayer owning certain types of derivative positions in property as having “constructive ownership” of that property, with the result that all or a portion of any long-term capital gain recognized by that taxpayer with respect to the derivative position will be recharacterized as ordinary income. In its current form, Section 1260 of the Code does not apply to the Notes. If Section 1260 of the Code were to apply to the Notes in the future, however, the effect on a U.S. Holder of a Note would be to treat all or a portion of any long-term capital gain recognized by the U.S. Holder on the sale, exchange or maturity of a Note as ordinary income. In addition, Section 1260 of the Code would impose an interest charge on any gain that was recharacterized. U.S. Holders should consult their tax advisors regarding the potential application of Section 1260 of the Code, if any, to the purchase, ownership and disposition of a Note.

Unrelated Business Taxable Income

Section 511 of the Code generally imposes a tax, at regular corporate or trust income tax rates, on the “unrelated business taxable income” of certain tax-exempt organizations, including qualified pension and profit sharing plan trusts and individual retirement accounts. As discussed above, the U.S. federal income tax characterization and treatment of the Notes is uncertain. Nevertheless, in general, if the Notes are held for investment purposes, the amount of income or gain, if any, realized on the maturity date or upon a sale or exchange of a Note prior to the maturity date, or any income that would accrue to a holder of a Note if the Notes were characterized as contingent payment debt instruments (as discussed above), will not constitute unrelated business taxable income. However, if a Note constitutes debt-financed property (as defined in Section 514(b) of the Code) by reason of indebtedness incurred by a holder of a Note to purchase the Note, all or a portion of any income or gain realized with respect to such Note may be classified as unrelated business taxable income pursuant to Section 514 of the Code. Moreover, prospective investors in the Notes should be aware that whether or not any income or gain realized with respect to a Note which is owned by an organization that is generally exempt from U.S. federal income taxation pursuant to Section 501(a) of the Code constitutes unrelated business taxable income will depend upon the specific facts and circumstances applicable to such organization. Accordingly, any potential investors in the Notes that are generally exempt from U.S. federal income taxation pursuant to Section 501(a) of the Code are urged to consult with their own tax advisors concerning the U.S. federal income tax consequences to them of investing in the Notes.

Non-U.S. Holders

Based on the characterization and treatment of each Note as a pre-paid cash-settled forward contract linked to the value of the Basket, in the case of a non-U.S. Holder, a payment made with respect to a Note on the maturity date will not be subject to United States withholding tax, provided that the non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with a United States trade or business of the non-U.S. Holder. Any capital gain realized upon the sale or other disposition of a Note by a non-U.S. Holder will generally not be subject to United States federal income tax if (i) that gain is not effectively connected with a United States trade or business of the non-U.S. Holder and (ii) in the case of an individual non-U.S. Holder, the individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition, or the gain is not attributable to a fixed place of business maintained by the individual in the United States, and the individual does not have a “tax home” (as defined for United States federal income tax purposes) in the United States.

As discussed above, alternative characterizations and treatments of the Notes for United States federal income tax purposes are possible. Should an alternative characterization and treatment of the Notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the Notes to become subject to withholding tax, ML&Co. will withhold tax at the applicable statutory rate. Prospective non-U.S. Holders of the Notes should consult their own tax advisors in this regard.

Backup Withholding

A beneficial owner of a Note may be subject to backup withholding at the applicable statutory rate of United States federal income tax on certain amounts paid to the beneficial owner unless the beneficial owner provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against the beneficial owner’s United States federal income tax provided the required information is furnished to the IRS.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan (a “plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also “plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the plan or account. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans and arrangements including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (“similar laws”).

The acquisition of the Notes by a plan with respect to which we, MLPF&S or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those Notes are acquired pursuant to and in accordance with an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Notes. These exemptions are:

(1)	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

(2)	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

(3)	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

(4)	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

(5)	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

The Notes may not be purchased or held by (1) any plan, (2) any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or (3) any person investing “plan assets” of any plan, unless in each case the purchaser or holder is eligible for the exemptive relief available under one or more of the PTCEs listed above or another applicable similar exemption. Any purchaser or holder of the Notes or any interest in the Notes will be deemed to have represented by its purchase and holding of the Notes that it either (1) is not a plan or a plan asset entity and is not purchasing those Notes on behalf of or with “plan assets” of any plan or plan asset entity or (2) with respect to the purchase or holding, is eligible for the exemptive relief available under any of the PTCEs listed above or another applicable exemption. In addition, any purchaser or holder of the Notes or any interest in the Notes which is a non-ERISA arrangement will be deemed to have represented by its purchase and holding of the Notes that its purchase and holding will not violate the provisions of any similar law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Notes on behalf of or with “plan assets” of any plan, plan asset entity or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under similar laws, as applicable.

USE OF PROCEEDS AND HEDGING

The net proceeds from the sale of the Notes will be used as described under “Use of Proceeds” in the accompanying prospectus and to hedge market risks of ML&Co. associated with its obligation to pay the Redemption Amount.

SUPPLEMENTAL PLAN OF DISTRIBUTION

MLPF&S has advised ML&Co. that it proposes initially to offer all or part of the Notes directly to the public on a fixed price basis at the offering prices set forth on the cover of this pricing supplement. After the initial public offering, the public offering prices may be changed. The obligations of MLPF&S are subject to certain conditions and it is committed to take and pay for all of the Notes if any are taken.

EXPERTS

The consolidated financial statements, the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this pricing supplement by reference from Merrill Lynch & Co., Inc.’s Annual Report on Form 10-K for the year ended December 30, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INDEX OF CERTAIN DEFINED TERMS

Basket	PS-3
Basket Business Day	PS-12
Basket Index	PS-3
Business Day	PS-15
Calculation Agent	PS-6
Calculation Day	PS-12
Calculation Period	PS-12
Ending Value	PS-4
Index Publisher	PS-14
Market Disruption Event	PS-14
Multiplier	PS-3
Notes	PS-1
Pricing Date	PS-3
Redemption Amount	PS-4
Starting Value	PS-4
successor index	PS-15
Underlying Stocks	PS-3

PROSPECTUS SUPPLEMENT

(To prospectus dated February 25, 2005)

$39,390,000,000

Merrill Lynch & Co., Inc.

Medium-Term Notes, Series C

The notes:

•	We will offer notes from time to time and specify the terms and conditions of each issue of notes in a pricing supplement.

•	The notes may bear interest at fixed or floating rates or may not bear any interest.

•	If the notes bear interest at a floating rate, the floating rate may be based on one or more indices or formulas plus or minus a fixed amount or multiplied by a factor.

•	The notes will be senior unsecured debt securities of ML&Co.

•	The notes will have stated maturities of nine months or more from the date they are originally issued (unless otherwise specified in the applicable pricing supplement).

•	We will specify whether the notes can be redeemed or repaid before their maturity and whether they are subject to mandatory redemption, redemption at the option of ML&Co. or repayment at the option of the holder of the notes.

•	We will pay amounts due on the notes in U.S. dollars or any other consideration described in the applicable pricing supplement.

Investing in the notes involves risks that are described in the “ Risk Factors” section beginning on page S-3 of this prospectus supplement.

	Per Note	Total
Public offering price	100%	$39,390,000,000
Agent’s discounts and commissions	0.05%-0.60%	$19,695,000-$236,340,000
Proceeds, before expenses, to ML&Co.	99.95%-99.40%	$39,370,305,000-$39,153,660,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell notes to the agent referred to below as principal for resale at varying or fixed offering prices or through the agent as agent using its reasonable efforts on our behalf. We may also sell notes without the assistance of the agent, whether acting as principal or as agent.

If we sell other securities referred to in the accompanying prospectus, the amount of notes that we may offer and sell under this prospectus supplement may be reduced.

This prospectus supplement may be used for offers and sales related to market making transactions in Merrill Lynch & Co., Inc., Medium-Term Notes, Series B Due Nine Months or More from Date of Issue.

Merrill Lynch & Co.

The date of this prospectus supplement is February 25, 2005.

Prospectus Supplement

Prospectus

References in this prospectus supplement to “ML&Co.”, “we”, “us” and “our” are to Merrill Lynch & Co., Inc.

References in this prospectus supplement to “MLPF&S” are to the agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. Neither we nor MLPF&S has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor MLPF&S is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date on the front cover of the applicable pricing supplement.

RISK FACTORS

Your investment in the notes involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks, as well as any risk factors contained in any applicable pricing supplement, before deciding whether an investment in the notes is suitable for you. The notes are not an appropriate investment for you if you are unsophisticated with respect to the nature of these risks.

Structure Risks of Notes Indexed to Interest Rate, Currency or Other Indices or Formulas

If you invest in notes indexed to one or more interest rate, currency or other indices or formulas, there will be significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest, or that you might receive such payments at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in that index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile, and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Redemption May Adversely Affect Your Return on the Notes

If your notes are redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are relatively low. In addition, if your notes are subject to mandatory redemption, we may be required to redeem your notes at times when prevailing interest rates are also relatively low. As a result, you generally would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

There May Not Be Any Trading Market for Your Notes; Many Factors Affect the Trading Market and Value of Your Notes

We cannot assure you a trading market for your notes will ever develop or be maintained. In addition to our own creditworthiness, many other factors may affect the trading market value of, and trading market for, your notes. These factors include:

•	the complexity and volatility of the index or formula applicable to your notes,

•	the method of calculating the principal, premium and interest in respect of your notes,

•	the time remaining to the maturity of your notes,

•	the outstanding amount of your notes,

•	any redemption features of your notes,

•	the amount of other securities linked to the index or formula applicable to your notes, and

•	the level, direction and volatility of market interest rates generally.

In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks related to your notes.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes

Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your notes. Our credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed above on the value of your notes.

DESCRIPTION OF THE NOTES

The notes will be issued as a part of a series of senior debt securities (designated Medium-Term Notes, Series C) under a senior indenture, dated as of April 1, 1983, as amended and restated (the “Indenture”), between ML&Co. and JPMorgan Chase Bank, N.A., as trustee. The Indenture and the senior debt securities issuable pursuant to the Indenture are more fully described in the accompanying prospectus. The following summary of the material provisions of the notes and of the Indenture is not complete and is qualified in its entirety by reference to the Indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

The following description of the notes will apply unless otherwise specified in an applicable pricing supplement.

Terms of the Notes

All senior debt securities, including the notes, issued and to be issued under the Indenture will be unsecured general obligations of ML&Co. and will rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. from time to time outstanding. Because ML&Co. is a holding company, the right of ML&Co. and its creditors, including the holders of the notes, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of that subsidiary, except to the extent that a bankruptcy court may recognize the claims of ML&Co. itself as a creditor of that subsidiary. In addition, dividends, loans and advances to ML&Co. from certain subsidiaries, including MLPF&S, are restricted by net capital requirements under the Securities Exchange Act of 1934 (the “Exchange Act”) and under rules of certain exchanges and other regulatory bodies.

The Indenture does not limit the aggregate principal amount of senior debt securities, or the amount of Medium-Term Notes, Series C, which ML&Co. may issue. ML&Co. may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes or other senior debt securities in addition to the notes offered by this prospectus supplement. The aggregate principal amount of notes which may be offered and sold by this prospectus supplement may be reduced by the sale by ML&Co. of other securities under the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

The notes will be offered on a continuing basis and will mature on a day nine months or more (unless otherwise specified in the applicable pricing supplement) from the date of their issue (the “stated maturity date”), as agreed to by the purchaser and by ML&Co. and set forth in the applicable pricing supplement, or on any date before the stated maturity date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of ML&Co., notice of repayment at the option of the holder or otherwise (the stated maturity date or such prior date, as the case may be, is referred to as a “Maturity”). Interest-bearing notes will bear interest at either fixed or floating rates as specified in the applicable pricing supplement. Some notes may not bear interest. In addition, notes may be issued at significant discounts from their principal amount payable at Maturity.

Unless otherwise specified in the applicable pricing supplement, the notes will be denominated in United States dollars and ML&Co. will make payments of principal of, and premium, if any, and interest on, the notes in United States dollars.

Interest rates offered by ML&Co. with respect to the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. ML&Co. may offer notes with similar variable terms but different interest rates concurrently at any time. ML&Co. also may concurrently offer notes having different variable terms to different investors. Interest rates, interest rate formulae and other variable terms of the notes are subject to change by ML&Co. from time to time, but no change will affect any note already issued or as to which ML&Co. has accepted an offer to purchase.

Each note will be issued in fully registered book-entry form or certificated form and (unless otherwise specified in the applicable pricing supplement) in denominations of $1,000 and integral multiples of $1,000. Notes in book-entry form may be transferred or exchanged only through a participating member of The Depository Trust Company, also known as DTC, or any other depository as is identified in an applicable pricing supplement. See “Description of Debt Securities—Depository” in the accompanying prospectus. Registration of transfer of notes in certificated form will be made at the corporate trust office of the trustee. There will be no service charge for any registration of transfer or exchange of notes, but ML&Co. may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange, other than exchanges pursuant to the Indenture not involving any transfer.

ML&Co. will make payments of principal of, and premium and interest, if any, on notes in book-entry form through the trustee to the depository or its nominee. See “Description of Debt Securities—Depository” in the accompanying prospectus. Unless otherwise specified in the applicable pricing supplement, a beneficial owner of notes in book-entry form that are denominated in a currency other than United States dollars (a “Specified Currency”) electing to receive payments of principal or any premium or interest in that Specified Currency must notify the participant of DTC through which its interest is held on or before the applicable regular record date, in the case of a payment of interest, and on or before the sixteenth day, whether or not a Business Day, as defined below, before its stated maturity date, in the case of principal or premium, of the beneficial owner’s election to receive all or a portion of any payment in a Specified Currency. The participant must notify the depository of any election on or before the third Business Day after the regular record date. The depository will notify the paying agent of the election on or before the fifth Business Day after the regular record date. If complete instructions are received by the participant and forwarded to the depository, and forwarded by the depository to the paying agent, on or before the relevant dates, the beneficial owner of the notes in book-entry form will receive payments in the Specified Currency.

In the case of notes in certificated form, ML&Co. will make payment of principal or premium, if any, due at Maturity of each note in immediately available funds upon presentation of the note and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form if and as required by the provisions described below, at the corporate trust office of the trustee in the Borough of Manhattan, The City of New York, or at any other place as ML&Co. may designate. Payment of interest due at Maturity of the notes in certificated form will be made to the person to whom payment of the principal thereof will be made. Payment of interest due on notes in certificated form other than at Maturity will be made at the corporate trust office of the trustee or, at the option of ML&Co., may be made by check mailed to the address of the person entitled to receive payment as the address shall appear in the security register. Notwithstanding the immediately preceding sentence, a holder of $1,000,000 or more in aggregate principal amount of notes in certificated form, whether having identical or different terms and provisions will, at the option of ML&Co., be entitled to receive interest payments, other than at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 days prior to the applicable interest payment date. Any wire instructions received by the trustee shall remain in effect until revoked by the applicable holder.

Unless otherwise specified in the applicable pricing supplement, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to non-United States dollar-denominated notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center, as defined below, of the country issuing the Specified Currency or, if the Specified Currency is Euro, the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open; provided, further, that, with respect to notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Banking Day. “London Banking Day” means a day on which commercial banks are open for business, including dealings in the LIBOR Currency, as defined below, in London.

“Principal Financial Center” means:

(1)	the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively, or

(2)	the capital city of the country to which the LIBOR Currency relates, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

Redemption at the Option of ML&Co.

The notes will not be subject to, or entitled to the benefit of, any sinking fund. ML&Co. may redeem the notes at its option before their stated maturity date only if so provided in the applicable pricing supplement. If so indicated in the applicable pricing supplement, ML&Co. may redeem the notes at its option on any date on and after an “initial redemption date” specified in the applicable pricing supplement. On and after the initial redemption date, if any, ML&Co. may redeem the related note at any time in whole or from time to time in part at its option at the applicable redemption price referred to below together with interest on the principal of the applicable note payable to the redemption date, on notice given, unless otherwise specified in the applicable pricing supplement, not more than 60 nor less than 30 days before the redemption date. ML&Co. will redeem the notes in increments of $1,000 (or such other amount as may be specified in the applicable pricing supplement), provided that any remaining principal amount will be an authorized denomination of the applicable note. Unless otherwise specified in the applicable pricing supplement, the redemption price with respect to a note will initially mean a percentage, the initial redemption percentage, of the principal amount of the note to be redeemed specified in the applicable pricing supplement and shall decline at each anniversary of the initial redemption date by a percentage specified in the applicable pricing supplement, of the principal amount to be redeemed until the redemption price is 100% of the principal amount.

Repayment at the Option of the Holder

If so indicated in an applicable pricing supplement, ML&Co. will repay the notes in whole or in part at the option of the holders of the notes on any optional repayment date specified in the applicable pricing supplement. If no optional repayment date is indicated with respect to a note, it will not be repayable at the option of the holder before its stated maturity date. Any repayment in part will be in an amount equal to $1,000 or integral multiples of $1,000 (or such other amount as may be specified in the applicable pricing supplement), provided that any remaining principal amount will be an authorized denomination of the applicable note. Unless otherwise specified in the applicable pricing supplement, the repurchase price for any note repurchased will be 100% of the principal amount to be repaid, together with interest on the principal of the applicable note payable to the date of repayment. For any note to be repaid, the trustee must receive, at its office maintained for such purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the trustee, not more than 60 nor less than 30 days before the optional repayment date, the particular note being repaid:

•	in the case of a note in certificated form, the form entitled “Option to Elect Repayment” duly completed, or

•	in the case of a note in book-entry form, instructions to that effect from the applicable beneficial owner thereof to the depository and forwarded by the depository.

Notices of elections from a holder to exercise the repayment option must be received by the trustee by 5:00 p.m., New York City time, on the last day for giving notice. Exercise of the repayment option by the holder of a note will be irrevocable.

Only the depository may exercise the repayment option in respect of global securities representing notes in book-entry form. Accordingly, beneficial owners of global securities that desire to have all or any portion of the notes in book-entry form represented by global securities repaid must instruct the participant through which they own their interest to direct the depository to exercise the repayment option on their behalf by forwarding the repayment instructions to the trustee as discussed above. In order to ensure that the instructions are received by the trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of notes in book-entry form should consult the participants through which they own their interest for the respective deadlines. All instructions given to participants from beneficial owners of notes in book-entry form relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the global security or securities representing the related notes in book-entry form, on the depository’s records, to the trustee. See “—Book-Entry Notes”.

If applicable, ML&Co. will comply with the requirements of Section 14(e) of the Exchange Act and the rules promulgated thereunder and any other securities laws or regulations in connection with any repayment at the option of the holder.

ML&Co. may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by ML&Co. may, at the discretion of ML&Co., be held, resold or surrendered to the trustee for cancellation.

Interest

Each interest-bearing note will bear interest from the date of issue at the rate per annum, in the case of a fixed rate note, or pursuant to the interest rate formula, in the case of a floating rate note, in each case as stated in the applicable pricing supplement until the principal of the note is paid or made available for payment. Interest will be payable in arrears on each interest payment date specified in the applicable pricing supplement on which an installment of interest is due and payable and at Maturity. The first payment of interest on any note originally issued between a regular record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding regular record date to the holder on the next succeeding regular record date. Unless otherwise specified in the applicable pricing supplement, the regular record date will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related interest payment date.

Fixed Rate Notes

Each fixed rate note will bear interest from, and including, the date of issue, at the rate per annum stated on the face of the note until the principal amount of the note is paid or made available for payment. Interest payments on fixed rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from, and including, the date of issue, if no interest has been paid with respect to the applicable fixed rate notes, to, but excluding, the applicable interest payment date or Maturity, as the case may be. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be payable semiannually on May 15 and November 15 of each year and at Maturity. If any interest payment date or the Maturity of a fixed rate note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date the applicable payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date or Maturity, as the case may be.

Floating Rate Notes

Interest on floating rate notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may be one or more of:

•	the CD Rate,

•	the CMT Rate,

•	the Commercial Paper Rate,

•	the Eleventh District Cost of Funds Rate,

•	EURIBOR,

•	the Federal Funds Rate,

•	LIBOR,

•	the Prime Rate,

•	the Treasury Rate, or

•	any other Interest Rate Basis or interest rate formula that is specified in the applicable pricing supplement.

A floating rate note may bear interest with respect to two or more Interest Rate Bases.

Each applicable pricing supplement will specify certain terms of the floating rate note being delivered, including:

•	whether the floating rate note is

•	a “Regular Floating Rate Note”,

•	a “Inverse Floating Rate Note”, or

•	a “Floating Rate/Fixed Rate Note”,

•	the Interest Rate Basis or Bases,

•	the Initial Interest Rate,

•	the Interest Reset Dates,

•	the interest payment dates,

•	the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated (the “Index Maturity”),

•	the Maximum Interest Rate and Minimum Interest Rate, if any,

•	the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases (the “Spread”),

•	the percentage of the related Interest Rate Basis or Bases by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate (the “Spread Multiplier”), and

•	if one or more of the specified Interest Rate Bases is LIBOR, the LIBOR Currency and the LIBOR Page.

The interest rate borne by the floating rate notes will be determined as follows:

Regular Floating Rate Notes.    Unless a floating rate note is designated as a Floating Rate/Fixed Rate Note or an Inverse Floating Rate Note or as having an Addendum attached or as having “Other Provisions” apply relating to a different interest rate formula, it will be a “Regular Floating Rate Note” and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any, and/or

•	multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on the Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

Floating Rate/Fixed Rate Notes.    If a floating rate note is designated as a “Floating Rate/Fixed Rate Note”, it will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any, and/or

•	multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on the Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that:

•	the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, and

•	the interest rate in effect commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to Maturity will be the Fixed Interest Rate, if the rate is specified in the applicable pricing supplement, or if no Fixed Interest Rate is specified, the interest rate in effect on the Floating Rate/Fixed Rate Note on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

Inverse Floating Rate Notes.    If a floating rate note is designated as an “Inverse Floating Rate Note” it will bear interest equal to the Fixed Interest Rate specified in the related pricing supplement minus the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any, and/or

•	multiplied by the applicable Spread Multiplier, if any;

provided, however, that the interest rate on the applicable Inverse Floating Rate Note will not be less than zero percent. Commencing on the first Interest Reset Date, the rate at which interest on the Inverse Floating Rate

Note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

The interest rate derived from an Interest Rate Basis will be determined in accordance with the applicable provisions below. The interest rate in effect on each day will be based on:

•	if the day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date, as defined below, immediately preceding the applicable Interest Reset Date, or

•	if the day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

Interest Reset Dates.    The applicable pricing supplement will specify the dates on which the interest rate on the related floating rate note will be reset, each an “Interest Reset Date”. The Interest Reset Date will be, in the case of floating rate notes which reset:

•	daily—each Business Day;

•	weekly—the Wednesday of each week, with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week;

•	monthly—the third Wednesday of each month, with the exception of monthly reset Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month;

•	quarterly—the third Wednesday of March, June, September and December of each year;

•	semiannually—the third Wednesday of the two months specified in the applicable pricing supplement; and

•	annually—the third Wednesday of the month specified in the applicable pricing supplement;

provided, however, that with respect to Floating Rate/Fixed Rate Notes, the rate of interest will not reset after the applicable date on which interest on a fixed rate basis begins to accrue.

If any Interest Reset Date for any floating rate note would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, then the applicable Interest Reset Date will be the immediately preceding Business Day.

Maximum and Minimum Interest Rates.    A floating rate note may also have either or both of the following:

•	a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a “Maximum Interest Rate”), and

•	a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a “Minimum Interest Rate”).

The Indenture is, and any notes issued under the Indenture will be, governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to securities in which $2,500,000 or more has been invested. While ML&Co. believes that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower, including, in some cases, corporate borrowers. It is suggested that prospective investors consult their personal advisors with respect to the applicability of these laws. ML&Co. has agreed for the benefit of the beneficial owners of the notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a beneficial owner of the notes.

Interest Payments.    Each applicable pricing supplement will specify the dates on which interest will be payable. Each floating rate note will bear interest from the date of issue at the rates specified in the applicable floating rate note until the principal of the applicable note is paid or otherwise made available for payment. Unless otherwise specified in the applicable pricing supplement, the interest payment dates with respect to floating rate notes will be, in the case of floating rate notes which reset:

•	daily, weekly or monthly—the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

•	quarterly—the third Wednesday of March, June, September and December of each year;

•	semiannually—the third Wednesday of the two months of each year specified in the applicable pricing supplement;

•	annually—the third Wednesday of the month of each year specified in the applicable pricing supplement; and

•	at Maturity.

If any interest payment date for any floating rate note, other than an interest payment date at Maturity, would otherwise be a day that is not a Business Day, the interest payment date will be postponed to the next succeeding day that is a Business Day except that in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, the applicable interest payment date will be the immediately preceding Business Day. If the Maturity of a floating rate note falls on a day that is not a Business Day, we will make the required payment of principal, premium, if any, and interest on the next succeeding Business Day, and no additional interest on such payment will accrue for the period from and after the Maturity.

All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545%, or .09876545, would be rounded to 9.87655%, or .0987655. All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent with one-half cent being rounded upward.

Interest payments on floating rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the related interest payment date or Maturity.

With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.

•	In the case of notes for which the Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, EURIBOR, the Federal Funds Rate, LIBOR or the Prime Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360.

•	In the case of notes for which the Interest Rate Basis is the CMT Rate or the Treasury Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year.

•	The interest factor for notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

Interest Determination Dates.    The interest rate applicable to each interest reset period commencing on the Interest Reset Date with respect to that interest reset period will be the rate determined as of the applicable “Interest Determination Date”.

•	The Interest Determination Date with respect to the Federal Funds Rate will be the related Interest Reset Date.

•	The Interest Determination Date with respect to the Prime Rate will be the Business Day immediately preceding the related Interest Reset Date.

•	The Interest Determination Date with respect to the CD Rate, the CMT Rate and the Commercial Paper Rate will be the second Business Day preceding the related Interest Reset Date.

•	The Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding the related Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below.

•	The Interest Determination Date with respect to EURIBOR and LIBOR will be the second London Banking Day preceding the related Interest Reset Date.

•	The Interest Determination Date with respect to the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below, are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the Interest Reset Date, the related Interest Determination Date will be the preceding Friday.

•	The Interest Determination Date pertaining to a floating rate note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest Business Day which is at least two Business Days before the related Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined on the Interest Determination Date, and the applicable interest rate will take effect on the related Interest Reset Date.

Calculation Date.    Unless otherwise specified in the applicable pricing supplement, MLPF&S will be the calculation agent. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to that floating rate note. Unless otherwise specified in the applicable pricing supplement, the calculation date, if applicable, pertaining to any Interest Determination Date will be the earlier of:

•	the tenth calendar day after the applicable Interest Determination Date, or, if the tenth calendar day is not a Business Day, the next succeeding Business Day, or

•	the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

CD Rate.     “CD Rate” means:

(1)	the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the caption “CDs (secondary market)”, or

(2)	if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update, as defined below, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”, or

(3)	if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular Interest Determination Date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York, which may include the agent or its affiliates, selected by the calculation agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time, or

(4)	if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

CMT Rate.     “CMT Rate” means:

(1)	if CMT Moneyline Telerate Page 7051 is specified in the applicable pricing supplement:

(a)	the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Treasury Constant Maturities”, as the yield is displayed on Moneyline Telerate, or any successor service, on page 7051, or any other page as may replace page 7051 on that service (“Moneyline Telerate Page 7051”), for the particular Interest Determination Date, or

(b)	if the rate referred to in clause 1(a) does not appear on Moneyline Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities”, or

(c)	if the rate referred to in clause 1(b) does not appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

(d)	if the rate referred to in clause 1(c) is not published, the rate on the particular Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York, which may include the agent or its affiliates (each, a “Reference Dealer”), selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(e)	if fewer than five but more than two of the prices referred to in clause 1(d) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(f)

if fewer than three prices referred to in clause 1(d) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(g)	if fewer than five but more than two prices referred to in clause 1(f) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(h)	if fewer than three prices referred to in clause 1(f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date.

(2)	if CMT Moneyline Telerate Page 7052 is specified in the applicable pricing supplement:

(a)	the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption “Treasury Constant Maturities”, as the yield is displayed on Moneyline Telerate, or any successor service, on page 7052, or any other page as may replace page 7052 on that service (“Moneyline Telerate Page 7052”), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

(b)	if the rate referred to in clause 2(a) does not appear on Moneyline Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities”, or

(c)	if the rate referred to in clause 2(b) does not appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

(d)	if the rate referred to in clause 2(c) is not published, the rate on the particular Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(e)	if fewer than five but more than two of the prices referred to in clause 2(d) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(f)	if fewer than three prices referred to in clause 2(d) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(g)	if fewer than five but more than two prices referred to in clause 2(f) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

(h)	if fewer than three prices referred to in clause 2(f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Commercial Paper Rate.    “Commercial Paper Rate” means:

(1)	the Money Market Yield, as defined below, on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper-Nonfinancial”, or

(2)	if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper—Nonfinancial”, or

(3)	if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular Interest Determination Date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York, which may include the agent and its affiliates, selected by the calculation agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization, or

(4)	if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date.

“Money Market Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Money Market Yield	=	D × 360	×	100
360 – (D × M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable interest period.

Eleventh District Cost of Funds Rate.    “Eleventh District Cost of Funds Rate” means:

(1)	the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption “11th District” on the display on Moneyline Telerate, or any successor service, on page 7058 or any other page as may replace page 7058 on that service (“Moneyline Telerate Page 7058”) as of 11:00 A.M., San Francisco time, on that Interest Determination Date, or

(2)	if the rate referred to in clause (1) does not appear on Moneyline Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date, or

(3)	if the Federal Home Loan Bank of San Francisco fails to announce the Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date.

EURIBOR.    “EURIBOR” means:

(1)	the rate for deposits in euro as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified in the applicable pricing supplement, commencing on the applicable Interest Reset Date, that appears on Moneyline Telerate, or any successor service, on page 248 (or any other page as may replace such page on such service) (“Moneyline Telerate Page 248”) as of 11:00 a.m., Brussels time, on the applicable Interest Determination Date;

(2)	if the rate referred to in clause (1) does not appear on Moneyline Telerate Page 248, or is not so published by 11:00 a.m., Brussels time, on the applicable Interest Determination Date, the rate calculated by the calculation agent as the arithmetic mean of at least two quotations obtained by the calculation agent after requesting the principal Euro-zone (as defined below) offices of four major banks in the Euro-zone interbank market, in the European interbank market, to provide the calculation agent with its offered quotation for deposits in euro for the period of the Index Maturity designated in the applicable pricing supplement, commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the applicable Interest Determination Date and in a principal amount not less than the equivalent of U.S.$1,000,000 in euro that is representative for a single transaction in Euro in such market at such time;

(3)	if fewer than two quotations referred two in clause (2) are so provided, the rate on the applicable Interest Determination Date will be calculated by the calculation agent and will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., Brussels time, on such Interest Determination Date by four major banks in the Euro-zone for loans in Euro to leading European banks, having the Index Maturity designated in the applicable pricing supplement, commencing on the applicable Interest Reset Date and in principal amount not less than the equivalent of U.S.$1,000,000 in euro that is representative for a single transaction in euro in such market at such time; or

(4)	if the banks so selected by the calculation agent are not quoting as mentioned in clause (3), EURIBOR in effect on the applicable Interest Determination Date.

“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the relevant treaty of the European Union, as amended.

Federal Funds Rate.    “Federal Funds Rate” means:

(1)	the rate with respect to the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption “Federal Funds (Effective)” and displayed on Moneyline Telerate or any successor service on page 120 or any other page as may replace page 120 on that service (“Moneyline Telerate Page 120”), or

(2)	if the rate referred to in clause (1) does not appear on Moneyline Telerate Page 120 or is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”, or

(3)	if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to the particular Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the agent or its affiliates, selected by the calculation agent prior to 9:00 A.M., New York City time, on the Business Day following that Interest Determination Date, or

(4)	if the brokers selected by the calculation agent are not quoting as mentioned in clause (3), the Federal Funds Rate for the Business Day preceding the particular Interest Determination Date.

LIBOR.    “LIBOR” means:

(1)	if “LIBOR Moneyline Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Moneyline Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency, as defined below, having the Index Maturity specified in the applicable pricing supplement, commencing on the related Interest Reset Date, that appears on the LIBOR Page, as defined below, as of 11:00 A.M., London time, on the particular Interest Determination Date, or

(2)	if “LIBOR Reuters” is specified in the applicable pricing supplement, the arithmetic mean of the offered rates calculated by the calculation agent, or the offered rate if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date, or

(3)	if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the calculation agent as the arithmetic mean of at least two offered quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of the agent, in the London interbank market to provide the calculation agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

(4)

if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks, which may include affiliates of the agent, in that Principal Financial Center selected by the calculation agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

(5)	if the banks selected by the calculation agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular Interest Determination Date.

“LIBOR Currency” means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

“LIBOR Page” means either:

•	if “LIBOR Moneyline Telerate” is specified in the applicable pricing supplement or neither “LIBOR Reuters” nor “LIBOR Moneyline Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate or any successor service on the page specified in the pricing supplement or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency, or

•	if “LIBOR Reuters” is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service or any successor service on the page specified in the applicable pricing supplement or any other page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

Prime Rate.    “Prime Rate” means:

(1)	the rate on the particular Interest Determination Date as published in H.15(519) under the caption “Bank Prime Loan”, or

(2)	if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan”, or

(3)	if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page, as defined below, as the applicable bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date, or

(4)	if fewer than four rates referred to in clause (3) are published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks, which may include affiliates of the agent, in The City of New York selected by the calculation agent, or

(5)	if the banks selected by the calculation agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date.

“Reuters Screen US PRIME 1 Page” means the display on the Reuter Monitor Money Rates Service or any successor service on the “US PRIME 1” page or any other page as may replace that page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate.    “Treasury Rate” means:

(1)	the rate from the auction held on the particular Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement under the caption “INVESTMENT RATE” on the display on Moneyline Telerate or any successor service on page 56 or any other page as may replace page 56 or page 57 or any other page as may replace page 57, or

(2)	if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate of Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”, or

(3)	if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield, as defined below, of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

(4)	if the rate referred to in clause (3) is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(5)	if the rate referred to in clause (4) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(6)	if the rate referred to in clause (5) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular Interest Determination Date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the particular Index Maturity, or

(7)	if the dealers selected by the calculation agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield	=	D × N 360 – (D×M)	×	100

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

“Moneyline Telerate page 56” or “Moneyline Telerate page 57” means the display on Moneyline Telerate page 56 or 57 or any successor service or page thereto for the purpose of displaying the rate for direct obligations of the United States.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Other Provisions; Addenda

Any provisions with respect to an issue of notes, including the determination of one or more Interest Rate Bases, the specification of one or more Interest Rate Bases, the calculation of the interest rate applicable to a floating rate note, the applicable interest payment dates, the stated maturity date, any redemption or repayment provisions or any other matter relating to the applicable notes may be modified by the terms as specified under “Other Provisions” on the face of the applicable notes or in an Addendum relating to the applicable notes, if so specified on the face of the applicable notes and in the applicable pricing supplement.

Original Issue Discount Notes

ML&Co. may from time to time offer notes at a price less than their redemption price at Maturity, resulting in the applicable notes being treated as if they were issued with original issue discount for federal income tax purposes (“Original Issue Discount Notes”). Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market rates. Additional considerations relating to any Original Issue Discount Notes will be specified in the applicable pricing supplement.

Amortizing Notes

ML&Co. may from time to time offer notes (“Amortizing Notes”), with amounts of principal and interest payable in installments over the term of the notes. Unless otherwise specified in the applicable pricing supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable on the Amortizing Notes and then to the reduction of the unpaid principal amount of the Amortizing Notes. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be specified in the applicable pricing supplement. A table setting forth repayment information in respect of each Amortizing Note will be specified in the applicable pricing supplement.

Linked Notes

ML&Co. may from time to time offer notes (“Linked Notes”) the principal value of which at Maturity will be determined by reference to:

(a)	one or more equity or debt securities, including, but not limited to, the price or yield of such securities,

(b)	any statistical measure of economic or financial performance, including, but not limited to, any currency, consumer price or mortgage index, or

(c)	the price or value of any commodity or any other item or index or any combination thereof,

(collectively, the “Linked Securities”). The payment or delivery of any consideration on any Linked Note at Maturity will be determined by the decrease or increase, as applicable, in the price or value of the applicable Linked Securities. The terms of and any additional considerations, including any material tax consequences, relating to any Linked Notes will be specified in the applicable pricing supplement.

Extendible Maturity Notes

ML&Co. may from time to time offer notes (“Extendible Maturity Notes”) with the option to extend the maturity of the notes to one or more dates indicated in the notes and the applicable pricing supplement. The terms of and any additional considerations relating to any Extendible Maturity Notes will be specified in the applicable pricing supplement.

Book-Entry Notes

Unless otherwise stated in any applicable pricing supplement, upon issuance, the notes will be held in book-entry form in the manner described under “Description of the Debt Securities—Depositary” in the accompanying prospectus.

UNITED STATES FEDERAL INCOME TAXATION

The following summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change, including changes in effective dates, or possible differing interpretations. It deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities, dealers in securities or currencies, persons holding notes as a hedge against currency risks or as a position in a “straddle” or as part of a “hedging”, “conversion” or “integrated” transaction for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers, except where otherwise specifically noted. If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Thus, persons who are partners in a partnership holding the notes should consult their own tax advisors. Moreover, all persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of a note that is for United States federal income tax purposes:

(1)	a citizen or resident of the United States,

(2)	a corporation or a partnership (including an entity treated as a corporation or a partnership for United States federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise),

(3)	an estate whose income is subject to United States federal income tax regardless of its source,

(4)	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

(5)	any other person whose income or gain in respect of a note is effectively connected with the conduct of a United States trade or business.

Certain trusts not described in clause (4) above in existence on August 20, 1996 that elect to be treated as a United States person will also be a U.S. Holder for purposes of the following discussion. As used herein, the term “non-U.S. Holder” means a beneficial owner of a note that is not a U.S. Holder.

U.S. Holders

Payments of Interest.    Payments of interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder’s regular method of tax accounting).

Original Issue Discount.    The following summary is a general discussion of the United States federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of notes issued with original issue discount (“Discount Notes”). The following summary is based upon final Treasury regulations (the “OID Regulations”) released by the Internal Revenue Service (“IRS”) on January 27, 1994, as amended on June 11, 1996, under the original issue discount provisions of the Code.

For United States federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a note over its issue price, if such excess equals or exceeds a de minimis amount (generally  1/4 of 1% of the note’s stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of the note). The issue price of each note in an issue of notes equals the first price at which a substantial amount of the notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a note is the sum of all payments provided by the note other than “qualified stated interest” payments. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. In addition, under the OID Regulations, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of the note (e.g., notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on the note or any “true” discount on the note (i.e., the excess of the note’s stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the note would be treated as original issue discount rather than qualified stated interest.

In the case of a note issued with de minimis original issue discount, the U.S. Holder generally must include such de minimis original issue discount in income as stated principal payments on the notes are made in proportion to the stated principal amount of the note. Any amount of de minimis original issue discount that has been included in income shall be treated as capital gain. Payments of qualified stated interest on a note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder’s regular method of tax accounting). A U.S. Holder of a Discount Note must include original issue discount in income as ordinary interest for United States federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of the U.S. Holder’s regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to the Discount Note for each day during the taxable year (or portion of the taxable year) on which the U.S. Holder held the Discount Note. The “daily portion” of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An “accrual period” may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between

•	the product of the Discount Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and

•	the amount of any qualified stated interest payments allocable to such accrual period.

Original issue discount allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. The “adjusted issue price” of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Discount

Note at an “acquisition premium”. Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

Under the OID Regulations, Floating Rate Notes and Indexed Notes (hereinafter “Variable Notes”) are subject to special rules whereby a Variable Note will qualify as a “variable rate debt instrument” if

•	its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount and

•	it provides for stated interest, paid or compounded at least annually, at current values of:

•	one or more qualified floating rates,

•	a single fixed rate and one or more qualified floating rates,

•	a single objective rate, or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note’s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the note. An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A “qualified inverse floating rate” is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a “variable rate debt instrument” under the OID Regulations, and if the interest on a Variable Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the Variable Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a “true” discount (i.e., at a price below the Variable Note’s stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to

(1)	in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or

(2)	in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note.

The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

In general, any other Variable Note that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Variable Note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general original issue discount rules to the “equivalent” fixed rate debt instrument and a U.S. Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

If a Variable Note does not qualify as a “variable rate debt instrument” under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. On June 11, 1996, the Treasury Department issued final regulations (the “CPDI Regulations”) concerning the proper United States federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of prior United States federal income tax law. Specifically, the CPDI Regulations generally require a U.S. Holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The CPDI Regulations apply to debt instruments issued on or after August 13, 1996. The proper United States federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable pricing supplement. Furthermore, any other special United States federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of notes will be discussed in the applicable pricing supplement.

ML&Co. may issue notes which;

•	may be redeemable at the option of ML&Co. prior to their stated maturity (a “call option”) and/or

•	may be repayable at the option of the holder prior to their stated maturity (a “put option”).

Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased notes.

U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

Foreign-Currency Notes.    The United States federal income tax consequences of the purchase, ownership and disposition of notes providing for one or more payments denominated in, or determined by reference to the value of, one or more currencies other than U.S. dollars will be more fully described in the applicable pricing supplement.

Short-Term Notes.    Notes that have a fixed maturity of one year or less (“Short-Term Notes”) will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

Market Discount.    If a U.S. Holder purchases a note, other than a Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased the note at a “market discount”, unless such market discount is less than a specified de minimis amount.

Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of:

•	the amount of such payment or realized gain or

•	the market discount which has not previously been included in income and is treated as having accrued on the note at the time of such payment or disposition.

Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on the basis of a constant interest rate.

A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or a constant interest rate basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States federal income tax purposes. Such an election will apply to all market discount debt instruments acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

Premium.    If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the note with “amortizable bond premium” equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the note and may offset interest otherwise required to be included in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. However, if the note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

Disposition of a Note.    Except as discussed above, upon the sale, exchange or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the U.S. Holder’s initial investment in the note increased by any original issue discount previously included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to the note. Such gain or loss generally will be long-term capital gain or loss if the note were held for more than one year. Long-term capital gains of individuals are subject to reduced capital gain rates while short-term capital gains are subject to ordinary income rates. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

Non-U.S. Holders

A non-U.S. Holder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding notes on its own behalf will not be subject to United States federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of ML&Co., a controlled foreign corporation related to ML&Co. or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

•	is signed under penalties of perjury by the beneficial owner of the note,

•	certifies that such owner is not a U.S. Holder, and

•	provides the beneficial owner’s name and address of the beneficial owner’s permanent residence.

A “Withholding Agent” is any person, U.S. or foreign, that has control, receipt or custody of an amount subject to withholding or who can disburse or make payments of an amount subject to withholding. Generally, the aforementioned statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of a change in circumstances that makes any information on the W-8BEN incorrect and must furnish a new W-8BEN. A holder of a note which is not an individual or corporation (or an entity treated as a corporation for United States federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or certain foreign trusts), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

A non-U.S. Holder whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner’s W-8BEN (or substitute form).

Generally, a non-U.S. Holder will not be subject to United States federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a note, unless such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

The notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of ML&Co. or, at the time of such individual’s death, payments in respect of the notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

Backup withholding of United States federal income tax at the applicable statutory rate may apply to payments made in respect of the notes to registered owners who are not “exempt recipients” and who fail to provide certain identifying information, such as the registered owner’s taxpayer identification number, in the required manner.

Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

In addition, upon the sale of a note to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either:

•	the broker determines that the seller is a corporation or other exempt recipient or

•	the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met).

Such a sale must also be reported by the broker to the IRS, unless either:

•	the broker determines that the seller is an exempt recipient or

•	the seller certifies its non-U.S. status (and certain other conditions are met).

Certification of the registered owner’s non-U.S. status would normally be made on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

ML&Co. is offering the notes for sale on a continuing basis through the agent, MLPF&S, who will purchase the notes, as principal, from ML&Co., for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the agent, or, if so specified in an applicable pricing supplement, for resale at a fixed public offering price. Unless otherwise specified in an applicable pricing supplement, any note sold to the agent as principal will be purchased by the agent at a price equal to 100% of the principal amount of the note less a percentage of the principal amount equal to the commission applicable to an agency sale as described below of a note of identical maturity. If agreed to by ML&Co. and the agent, the agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the notes at 100% of the principal amount of the notes, unless otherwise specified in an applicable pricing supplement. ML&Co. will pay a commission to the agent, ranging from 0.05% to 0.60% of the principal amount of a note, depending upon its stated maturity or such other commission as may be agreed upon by ML&Co. and the agent at the time of sale and set forth in the applicable pricing supplement. In connection with the sale of notes, ML&Co. may from time to time engage other agents on the same terms and conditions as MLPF&S to purchase the notes, as principal, from ML&Co. Any such other agents will be identified in the applicable pricing supplement.

The agent may sell notes it has purchased from ML&Co. as principal to other dealers for resale to investors, and may allow any portion of the discount received in connection with such purchases from ML&Co. to such dealers. After the initial public offering of notes, the public offering price, in the case of notes to be resold at a fixed public offering price, the concession and the discount allowed to dealers may be changed.

ML&Co. reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice and may reject orders, in whole or in part, whether placed directly with ML&Co. or through the agent. The agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by the agent.

Unless otherwise specified in an applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in United States dollars or the Specified Currency, as the case may be, in The City of New York on the date of settlement.

No note will have an established trading market when issued. Unless specified in the applicable pricing supplement, ML&Co. will not list the notes on any securities exchange. The agent may from time to time purchase and sell notes in the secondary market, but the agent is not obligated to do so, and there can be no assurance that there will be a secondary market for the notes or liquidity in the secondary market if one develops. From time to time, the agent may make a market in the notes.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. ML&Co. has agreed to indemnify the agent against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the agent may be required to make in respect thereof. ML&Co. has agreed to reimburse the agent for certain expenses.

From time to time, ML&Co. may issue and sell other securities described in the accompanying prospectus, and the amount of notes that ML&Co. may offer and sell under this prospectus supplement may be reduced as a result of such sales.

In connection with the offering of notes purchased by the agent as principal on a fixed price basis, the agent is permitted to engage in certain transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the agent creates a short position in the notes in connection with the offering, i.e., if it sells more notes than are set forth on the cover page of this prospectus supplement, the agent may reduce that short position by purchasing notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could have the effect of raising or maintaining the market price of the security or preventing or retarding a decline in the market price of the security. “Naked” short sales are sales in excess of the agent’s overallotment option. Because the agent has no overallotment option with respect to the notes, it would be required to close out a short position in the notes by purchasing notes in the open market.

Neither ML&Co. nor the agent make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither ML&Co. nor the agent makes any representation that the agent will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

MLPF&S may use this prospectus supplement and the accompanying prospectus for offers and sales related to market-making transactions in the notes and for offers and sales related to market-making transactions in Merrill Lynch & Co., Inc., Medium-Term Notes, Series B Due Nine Months or More from Date of Issue, which were issued under a senior indenture, dated as of October 1, 1993, as amended, the provisions of which are identical to the indenture described herein. MLPF&S may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

MLPF&S, a broker-dealer subsidiary of ML&Co., is a member of the National Association of Securities Dealers, Inc. and will participate in distributions of the notes. Accordingly, offerings of the notes will conform to the requirements of Rule 2720 of the Conduct Rules of the NASD.

In no event will the commission or discount received by any NASD member or independent broker-dealer participating in a distribution of securities exceed eight percent of the aggregate principal amount of the offering of securities in which such NASD member or independent broker-dealer participates.

VALIDITY OF THE NOTES

The validity of the notes will be passed upon for ML&Co. and the agent by Sidley Austin Brown & Wood LLP, New York, New York.

 P R O S P E C T U S

Merrill Lynch & Co., Inc.

Debt Securities, Warrants, Preferred Stock,

Depositary Shares and Common Stock

We may offer from time to time in one or more series, together or separately:

•	debt securities;

•	warrants;

•	preferred stock;

•	depositary shares; and

•	common stock.

When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities including the offering price of the securities.

You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

Our common stock is traded on the New York Stock Exchange under the symbol “MER” and also on the Chicago Stock Exchange, the Pacific Exchange, Euronext Paris S.A., the London Stock Exchange and the Tokyo Stock Exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

The date of this prospectus is February 25, 2005.

MERRILL LYNCH & CO., INC.

We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Investment Managers, L.P., Merrill Lynch Investment Managers Limited, Merrill Lynch Bank U.S.A., Merrill Lynch Bank & Trust Co., Merrill Lynch International Bank Limited, Merrill Lynch Japan Securities Co., Ltd., Merrill Lynch Canada, Inc. and Merrill Lynch Insurance Group, Inc., provides investment, financing, advisory, insurance, and related products and services on a global basis, including:

•	securities brokerage, trading and underwriting;

•	commodities trading;

•	investment banking, strategic services (including mergers and acquisitions), and other corporate finance advisory activities;

•	wealth management products and services, including financial, retirement and generational planning;

•	asset management and investment advisory services and related record keeping services;

•	origination, brokerage, dealer and related activities in swaps, options, forwards, exchange-traded futures, other derivatives and foreign exchange products;

•	securities clearance, settlement financing services and prime brokerage;

•	equity, debt, foreign exchange and economic research;

•	private equity and other principal investment activities;

•	banking, trust and lending services, including deposit taking, commercial and mortgage lending and related services; and

•	insurance and annuities sales and annuity underwriting services.

We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

If you want to find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Information We File with the SEC” in this prospectus.

In this prospectus, “ML&Co.”, “we”, “us” and “our” refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of all the securities offered under this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include financing the activities of our subsidiaries, financing our assets and those of our subsidiaries, lengthening the average maturity of our borrowings and financing acquisitions. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to lengthen the average maturity of our borrowings. To the extent that securities being purchased for resale by our subsidiary Merrill Lynch, Pierce, Fenner & Smith Incorporated, referred to in this prospectus as MLPF&S, are not resold, the aggregate proceeds that we and our subsidiaries would receive would be reduced.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED

CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Year Ended Last Friday in December					For the Nine Months Ended September 24,
	1999	2000	2001	2002	2003	2004
Ratio of earnings to fixed charges	1.26	1.27	0.99	1.23	1.63	1.58
Ratio of earnings to combined fixed charges and preferred stock dividends	1.26	1.26	0.98	1.23	1.62	1.57

For the purpose of calculating the ratio of earnings to fixed charges, “earnings” consist of earnings from continuing operations before income taxes, excluding undistributed earnings (loss) from equity investees, and fixed charges, excluding amortization of capitalized interest and preferred security dividend requirements. “Fixed charges” consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries and capitalized interest.

For the 2001 fiscal year, earnings were insufficient to cover fixed charges and combined fixed charges and preferred dividend requirements by $235 million and $289 million, respectively.

THE SECURITIES

ML&Co. intends to sell its securities from time to time. These securities may include the following, in each case, as specified by ML&Co. at the time of offering:

•	common stock;

•	preferred stock which may be:

•	convertible into preferred stock or common stock;

•	exchangeable for debt securities, preferred stock or depositary shares representing preferred stock;

•	depositary shares representing preferred stock;

•	debt securities, comprising senior debt securities and subordinated debt securities, each of which may be convertible into common stock or preferred stock;

•	warrants to purchase debt securities;

•	warrants to purchase shares of common stock;

•	warrants to purchase shares of preferred stock;

•	warrants entitling the holders to receive from ML&Co. a payment or delivery determined by reference to decreases or increases in the level of an index or portfolio (“Index Warrants”) based on:

•	one or more equity or debt securities;

•	any statistical measure of economic or financial performance such as a currency or a consumer price or mortgage index; or

•	the price or value of any commodity or any other item or index; and

•	warrants to receive from ML&Co. the cash value in U.S. dollars of the right to purchase (“Currency Call Warrants”) or to sell (“Currency Put Warrants” and, together with the Currency Call Warrants, the “Currency Warrants”) specified foreign currencies or units of two or more specified foreign currencies.

We may offer the securities independently or together with other securities and the securities may be attached to, or separate from other securities. We will offer the securities to the public on terms determined by market conditions at the time of sale. The terms will be described in a prospectus supplement relating to the specific issue of securities.

ML&Co. will offer up to $39,390,000,000 aggregate public offering price of the securities or its equivalent in foreign currencies or units of two or more currencies, based on the applicable exchange rate at the time of offering, as shall be designated by ML&Co. at the time of offering, subject to reduction on account of the sale of other securities under the registration statement of which this prospectus is a part.

DESCRIPTION OF DEBT SECURITIES

Unless otherwise specified in a prospectus supplement, the senior debt securities are to be issued under an indenture (the “Senior Indenture”), dated as of April 1, 1983, as amended and restated through the date of this prospectus and as it may be further amended in the future, between ML&Co. and JPMorgan Chase Bank, N.A., as trustee. Unless otherwise specified in a prospectus supplement, the subordinated debt securities are to be issued under an indenture (the “Subordinated Indenture”), between ML&Co. and JPMorgan Chase Bank, N.A., as trustee (the “Subordinated Debt Trustee”). The Senior Debt Securities and Subordinated Debt Securities may also be issued under one or more other indentures (each, a “Subsequent Indenture”) and have one or more other trustees (each, a “Subsequent Trustee”). Any Subsequent Indenture relating to senior debt securities will have terms and conditions identical in all material respects to the above-referenced Senior Indenture and any Subsequent Indenture relating to subordinated debt securities will have terms and conditions identical in all material respects to the above-referenced Subordinated Indenture, including, but not limited to, the applicable terms and conditions described below. Any Subsequent Indenture relating to a series of debt securities, and the applicable trustee, will be identified in the applicable prospectus supplement. A copy of each indenture is filed, or, in the case of a Subsequent Indenture, will be filed, as an exhibit to the registration statement relating to the securities. The following summaries of the material provisions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the respective indentures, including the definitions of terms.

Terms of the Debt Securities

ML&Co. may issue the debt securities from time to time, in one or more series, without limitation as to aggregate principal amount. ML&Co. may issue debt securities upon the satisfaction of conditions, including the delivery to the applicable trustee of a resolution of the Board of Directors of ML&Co., or a committee of the Board of Directors, or a certificate of an officer of ML&Co. who has been authorized by the Board of Directors to take that kind of action, which fixes or establishes the terms of the debt securities being issued. Any resolution or officers’ certificate approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, including:

•	the aggregate principal amount and whether there is any limit upon the aggregate principal amount that ML&Co. may subsequently issue;

•	the stated maturity date;

•	the principal amount payable whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

•	any fixed or variable interest rate or rates per annum and any contingencies relating to changes in any applicable interest rate;

•	any interest payment dates;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	any sinking fund requirements;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	the form in which ML&Co. will issue the debt securities, whether registered, bearer or both, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the debt securities in either form;

•	whether and under what circumstances ML&Co. will pay additional amounts (“Additional Amounts”) under any debt securities held by a person who is not a U.S. person for specified taxes, assessments or other governmental charges and whether ML&Co. has the option to redeem the affected debt securities rather than pay any Additional Amounts;

•	whether the debt securities are to be issued in a form other than global form deposited with The Depository Trust Company, also known as DTC;

•	the title and series designation;

•	the minimum denominations;

•	whether, and the terms and conditions relating to when, ML&Co. may satisfy all or part of its obligations with regard to payment upon maturity, or any redemption or required repurchase or in connection with any exchange provisions by delivering to the holders of the debt securities, other securities, which may or may not be issued by or be obligations of ML&Co., or a combination of cash, other securities and/or property (“Maturity Consideration”);

•	any additions or deletions in the terms of the debt securities with respect to the Events of Default set forth in the respective indentures;

•	the terms, if any, upon which the debt securities are convertible into common stock or preferred stock of ML&Co. and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	whether, and the terms and conditions relating to when, holders may transfer the debt securities separately from warrants if the debt securities and warrants are issued together; and

•	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

Please see the accompanying prospectus supplement you have received or will receive for the terms of the specific debt securities being offered. ML&Co. may issue debt securities under the indentures upon the exercise of warrants to purchase debt securities. See “Description of Debt Warrants”. Nothing in the indentures or in the terms of the debt securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Prospective purchasers of debt securities should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

ML&Co. will issue each series of debt securities, as described in the applicable prospectus supplement, in fully registered form without coupons, and/or in bearer form with or without coupons, and in denominations set forth in the applicable prospectus supplement. There will be no service charge for any registration of transfer of registered debt securities or exchange of debt securities, but ML&Co. may require payment of a sum sufficient to cover any tax or other governmental charges imposed in connection with any registration of transfer or exchange. Each indenture provides that ML&Co. may issue debt securities in global form. If any series of debt securities is issued in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

The provisions of the indentures permit ML&Co., without the consent of holders of any debt securities, to issue additional debt securities with terms different from those of debt securities previously issued and to reopen a previous series of debt securities and issue additional debt securities of that series.

The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. The subordinated debt securities will be unsecured and will be subordinated to all existing and future senior indebtedness of ML&Co. Because ML&Co. is a holding company, the right of ML&Co. and its creditors, including the holders of the debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize the claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

ML&Co. will pay or deliver principal and any premium, Additional Amounts, Maturity Consideration and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at its option, ML&Co. may pay any interest and any Additional Amounts by check mailed to the holders of registered debt securities at their registered addresses.

Holders may present debt securities for exchange, and registered debt securities for registration of transfer, in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. Holders may transfer debt securities in bearer form and the coupons, if any, pertaining to the debt securities by delivery. There will be no service charge for any registration of transfer or exchange of debt securities, but ML&Co. may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Unless otherwise indicated in the applicable prospectus supplement, ML&Co. will issue the debt securities under the indentures. If so specified in a prospectus supplement, ML&Co. may issue senior or subordinated debt securities under a separate indenture which provides for a single issue of zero coupon convertible senior or subordinated debt securities, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. If ML&Co. issues debt securities under any indenture, the applicable prospectus supplement will set forth the terms of the debt securities and will identify the applicable indenture and trustee.

Merger and Consolidation

ML&Co. may consolidate or merge with or into any other person, and ML&Co. may sell, lease or convey all or substantially all of its assets to any person, provided that:

•	the resulting person, if other than ML&Co., is a person organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.’s obligations to:

•	pay or deliver the principal of, and any premium, Additional Amounts, Maturity Consideration and interest on, the debt securities; and

•	perform and observe all of ML&Co.’s other obligations under the indentures, and

•	ML&Co. or any successor person, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

Modification and Waiver

Each indenture may be modified and amended by ML&Co. and the applicable trustee without the consent of the holders for, among others, one or more of the following purposes:

•	to evidence the succession of another person to ML&Co., and the assumption by any such successor of the covenants under the indenture and in the debt securities;

•	to add to the covenants, for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon ML&Co. under the indenture;

•	to evidence and provide for the acceptance of any successor trustee with respect to the debt securities of one or more series and to add or change any of the provisions of the indenture that is necessary to provide for or facilitate the administration of the trusts thereunder by the trustee in accordance with such indenture; or

•	to cure any ambiguity, to correct or supplement any provision in the indenture or to make any other provisions with respect to matters or questions arising under the indenture, so long as the interests of holders of the debt securities of any series or any related coupons are not adversely affected in any material respect.

Each indenture may be modified and amended by ML&Co. and the applicable trustee with the consent of holders of at least 66 2/3% in principal amount or aggregate issue price of each series of debt securities affected. However, without the consent of each holder of any debt security affected, no amendment or modification to any indenture may:

•	change the stated maturity of the principal or Maturity Consideration of, or any installment of interest or Additional Amounts on, any debt security or any premium payable on redemption, or change the redemption price;

•	reduce the principal amount of, or the interest or Additional Amounts payable on, or reduce the amount or change the type of Maturity Consideration deliverable on, any debt security or reduce the amount of principal or Maturity Consideration which could be declared due and payable before the stated maturity;

•	change the place or currency of any delivery or payment of principal or Maturity Consideration of, or any premium, interest or Additional Amounts on any debt security;

•	impair the right to institute suit for the enforcement of any delivery or payment on any debt security;

•	reduce the percentage in principal amount or aggregate issue price of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the applicable indenture; or

•	modify the foregoing requirements or reduce the percentage in principal amount or aggregate issue price of outstanding debt securities necessary to waive any past default to less than a majority.

No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.’s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the applicable indenture and waive compliance by ML&Co. with certain provisions of that indenture, except as described below under “—Events of Default”.

Events of Default

Each of the following will be an Event of Default with respect to each series of debt securities issued under each indenture:

•	default in the payment of any interest or Additional Amounts when due, and continuing for 30 days;

•	default in the payment of any principal or premium, when due;

•	default in the delivery or payment of the Maturity Consideration when due;

•	default in the deposit of any sinking fund payment, when due;

•	default in the performance of any other obligation of ML&Co. contained in the applicable indenture for the benefit of that series or in the debt securities of that series, and continuing for 60 days after written notice as provided in the applicable indenture or debt securities;

•	specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

•	any other Event of Default provided with respect to debt securities of that series.

If an Event of Default occurs and is continuing for any series of debt securities, the applicable trustee or the holders of at least 25% in principal amount or aggregate issue price of the outstanding debt securities of that series may declare all amounts, or any lesser amount provided for in the debt securities of that series, due and payable or deliverable immediately. At any time after the applicable trustee or the holders have made a declaration of acceleration with respect to the debt securities of any series but before the applicable trustee has obtained a judgment or decree for payment of money due, the holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of that series may rescind any declaration of acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive an Event of Default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in respect of an obligation of ML&Co. contained in, or a provision of, any indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture. Subject to the provisions of each indenture relating to the duties of the appropriate trustee, before proceeding to exercise any right or power under an indenture at the direction of the holders, the applicable trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

Unless otherwise stated in the applicable prospectus supplement, any series of debt securities issued under any indenture will not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

ML&Co. will be required to furnish to each trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the applicable indenture.

Special Terms Relating to the Senior Debt Securities

Limitations Upon Liens

ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume or incur any indebtedness for borrowed money secured by a pledge of, lien on or security interest in, other than any liens specifically permitted by the Senior Indenture, the Voting Stock of any Significant Subsidiary, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

“Voting Stock” is defined in the Senior Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a person provided that, for the purposes of the Senior Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered Voting Stock whether or not the event has happened.

“Significant Subsidiary” is defined in the Senior Indenture as any majority-owned subsidiary the consolidated net worth of which constituted at least 15 percent of the consolidated net worth of ML&Co. as of the end of the most recently completed fiscal year.

Special Terms Relating to the Subordinated Debt Securities

Upon any distribution of assets of ML&Co. resulting from any dissolution, winding up, liquidation or reorganization, payments on subordinated debt securities are subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all senior indebtedness, but the obligation of ML&Co. to make payments on the subordinated debt securities will not otherwise be affected. ML&Co. may not make any payment on subordinated debt securities at any time when there is a default in the payment or delivery of any amounts due on any senior indebtedness, including payment of any sinking fund. Because the subordinated debt securities are subordinated in right of payment to any senior indebtedness, in the event of a distribution of assets upon insolvency, some creditors of ML&Co. may recover more, ratably, than holders of subordinated debt securities. Holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to the extent of payments made on senior indebtedness upon any distribution of assets in any proceedings in respect of subordinated debt securities.

As of September 24, 2004, a total of approximately $107.3 billion of ML&Co.’s indebtedness was senior indebtedness.

Special Terms Relating to Convertible Debt Securities

The following provisions will apply to debt securities that will be convertible into common stock or preferred stock of ML&Co. unless otherwise provided in the prospectus supplement relating to the specific issue of debt securities.

The holder of any convertible debt securities will have the right, exercisable at any time during the time period specified in the applicable prospectus supplement, unless previously redeemed, to convert convertible debt securities into shares of common stock or preferred stock of ML&Co. as specified in the prospectus supplement, at the conversion rate per principal amount of convertible debt securities set forth in the applicable prospectus supplement. In the case of convertible debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption specified in the applicable prospectus supplement, except that, in the case of redemption at the option of the holder, if applicable, the conversion right will terminate upon receipt of written notice of the exercise of the option.

For each series of convertible debt securities, the conversion price or rate will be subject to adjustment as contemplated in the applicable indenture. Unless otherwise provided in the applicable prospectus supplement, these adjustments may occur as a result of:

•	the issuance of shares of ML&Co. common stock as a dividend;

•	subdivisions and combinations of ML&Co. common stock;

•	the issuance to all holders of ML&Co. common stock of rights or warrants entitling holders to subscribe for or purchase shares of ML&Co. common stock at a price per share less than the current market price per share; and

•	the distribution to all holders of ML&Co. common stock of:

•	shares of ML&Co. capital stock other than common stock;

•	evidences of indebtedness of ML&Co. or assets other than cash dividends paid from retained earnings and dividends payable in common stock referred to above; or

•	subscription rights or warrants other than those referred to above.

In any case, unless otherwise stated in the applicable prospectus supplement, no adjustment of the conversion price or rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. ML&Co. will not issue any fractional shares of ML&Co. common stock upon conversion, but, instead, ML&Co. will pay a cash adjustment. If indicated in the applicable prospectus supplement, convertible debt securities convertible into common stock of ML&Co. which are surrendered for conversion between the record date for an interest payment, if any, and the interest payment date, other than convertible debt securities called for redemption on a redemption date during that period, must be accompanied by payment of an amount equal to interest which the registered holder is entitled to receive.

ML&Co. will determine the adjustment provisions for convertible debt securities at the time of issuance of each series of convertible debt securities. These adjustment provisions will be described in the applicable prospectus supplement.

Except as set forth in the applicable prospectus supplement, any convertible debt securities called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the holder of the convertible debt securities by one or more investment banking firms or other purchasers who may agree with ML&Co. to purchase convertible debt securities and convert them into common stock or preferred stock of ML&Co., as the case may be.

Depositary

Description of the Global Securities

Upon issuance, the debt securities will be represented by one or more fully registered global securities. Unless stated otherwise in the applicable prospectus supplement or pricing supplement, each global security will be deposited with, or on behalf of, DTC (DTC, together with any successor, being a “depositary”), as depositary, registered in the name of Cede & Co., DTC’s partnership nominee. Unless and until it is exchanged in whole or in part for a debt security in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, the beneficial owners of the debt securities represented by a global security will not be entitled to have the debt securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities including for purposes of receiving any reports delivered by ML&Co. or the trustee under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC Procedures

The following is based on information furnished by DTC:

DTC will act as securities depositary for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee. One or more fully registered global securities will be issued for the debt securities in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX, and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of the debt securities under DTC’s system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be made by entries on the books of participants acting on behalf of beneficial owners.

To facilitate subsequent transfers, all debt securities deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the debt securities are credited on the record date.

Principal, premium, if any, and/or interest, if any, payments made in cash on the debt securities will be made in immediately available funds to DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on the depositary’s records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of that participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of those payments to direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of like tenor and term are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner will give notice of any option to elect to have its debt securities repaid by ML&Co., through its participant, to the trustee, and will effect delivery of the applicable debt securities by causing the direct participant to transfer the participant’s interest in the global security, on the depositary’s records, to the trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security representing such debt securities are transferred by direct participants on the depositary’s records.

Exchange for Certificated Securities

If:

•	the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

•	ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

•	an Event of Default under the applicable indenture has occurred and is continuing with respect to the debt securities,

the global securities will be exchangeable for debt securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of the principal amount per unit and integral multiples of the principal amount per unit. The definitive debt securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to ML&Co. or the trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, debt securities certificates are required to be printed and delivered.

ML&Co. may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, debt securities certificates will be printed and delivered.

The information in this section concerning DTC and DTC’s system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Clearstream, Luxembourg and Euroclear Procedures

The following is based on information furnished by Clearstream, Luxembourg or Euroclear, as the case may be:

For certain securities, as will be indicated in the applicable prospectus supplement, investors may elect to hold interests in the global securities through either the depositary, in the United States, or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in these systems, or indirectly through organizations which are participants in these systems.

Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositories, which in turn will hold interests in the registered global securities in customers’ securities accounts in the depositories’ names on the books of the depositary. At the present time, Citibank, N.A. will act as U.S. depository for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. as U.S. depository for Euroclear (the “U.S. Depositaries”). Except as set forth below or in the accompanying prospectus supplement, the registered global securities may be transferred, in whole but not in part, only to the depositary, another nominee of the depositary or to a successor of the depositary or its nominee.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream, Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of securities offered by this prospectus and the accompanying prospectus supplement. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg Participant either directly or indirectly.

Distributions with respect to the securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”).

The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of securities offered by this prospectus and the accompanying prospectus supplement. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Secondary market trading between depositary participants will occur in the ordinary way in accordance with the depositary’s rules. Secondary market trading between Clearstream, Luxembourg Participants and Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear Participants, on the other, will be effected within the depositary in accordance with the depositary’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving notes in the depositary, and making or receiving payment in accordance with normal procedures. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a depositary participant will be made during subsequent securities settlement processing and dated the business day following the depositary settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear Participants or Clearstream, Luxembourg Participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a depositary participant will be received with value on the business day of settlement in the depositary but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the depositary.

Although the depositary, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Same-Day Settlement and Payment

Settlement for the debt securities will be made by the underwriter in immediately available funds. ML&Co. will make all payments in immediately available funds so long as the debt securities are maintained in book-entry form.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEBT WARRANTS

ML&Co. may issue warrants for the purchase of debt securities (“Debt Warrants”). The Debt Warrants are to be issued under debt warrant agreements to be entered into between ML&Co. and a bank or trust company, as debt warrant agent, as set forth in the prospectus supplement relating to the specific issue of Debt Warrants being offered. We have filed a copy of the form of debt warrant agreement, including the form of warrant certificates representing the Debt Warrants, reflecting the alternative provisions to be included in the debt warrant agreements that will be entered into with respect to particular offerings of Debt Warrants, as an exhibit to the registration statement of which this prospectus is a part. The following summaries of the material provisions of the debt warrant agreement and the debt warrant certificates are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the debt warrant agreement and the debt warrant certificates, respectively, including the definitions of terms.

Terms of the Debt Warrants

The applicable prospectus supplement will describe the terms of the specific issue of Debt Warrants being offered, the debt warrant agreement relating to the Debt Warrants and the debt warrant certificates representing the Debt Warrants, including the following:

•	the designation and aggregate principal amount of the debt securities that the holder of a Debt Warrant may purchase upon exercise of the Debt Warrant and the price at which the purchase may be made;

•	the designation and terms of any debt securities issued with or purchasable upon exercise of the Debt Warrants, including whether the debt securities will be senior debt securities or subordinated debt securities and under which indenture the debt securities will be issued;

•	the procedures and conditions relating to the exercise of the Debt Warrants;

•	the number of Debt Warrants issued with each debt security;

•	any date on and after which the Debt Warrants and any related debt securities are separately transferable;

•	the date on which the right to exercise the Debt Warrants begins and expires;

•	whether the Debt Warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	any circumstances which will cause the Debt Warrants to be deemed to be automatically exercised;

•	the identity of the debt warrant agent; and

•	any other terms of the Debt Warrants which are not inconsistent with the provisions of the debt warrant agreement.

Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations. Holders may exercise Debt Warrants at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the debt securities that may be purchased upon exercise of the Debt Warrants and will not be entitled to payment or delivery of any amounts which may be due on the debt securities purchasable upon exercise of the Debt Warrants.

Prospective purchasers of Debt Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Debt Warrants and to the debt securities purchasable upon exercise of the Debt Warrants. The prospectus supplement relating to any issue of Debt Warrants will describe these considerations.

Ranking

The Debt Warrants are unsecured contractual obligations of ML&Co. and will rank equally with its other unsecured contractual obligations and with its unsecured and unsubordinated debt. Because ML&Co. is a holding company, the right of ML&Co. and its creditors, including the debt warrantholders, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Book-Entry Procedures

Except as may otherwise be provided in the applicable prospectus supplement, the Debt Warrants will be issued in the form of global debt warrant certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable prospectus supplement, beneficial owners will not be entitled to receive definitive certificates representing Debt Warrants unless the depositary is unwilling or unable to continue as depositary or ML&Co. decides to have the Debt Warrants represented by definitive certificates. A beneficial owner’s interest in a Debt Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains the beneficial owner’s account. In turn, the total number of Debt Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of any Debt Warrant will be effected only through the selling beneficial owner’s brokerage firm.

Exercise of Debt Warrants

Each Debt Warrant will entitle the holder to purchase for cash a principal amount of debt securities at the exercise price set forth in, or determined in the manner set forth in, the applicable prospectus supplement. Holders may exercise Debt Warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised Debt Warrants will become void.

Holders may exercise Debt Warrants in the manner described in the applicable prospectus supplement. Upon receipt of payment and properly completed and duly executed debt warrant certificate at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, ML&Co. will, as soon as practicable, forward the debt securities purchased. If less than all of the Debt Warrants represented by any debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of Debt Warrants.

Listing

ML&Co. may list an issue of Debt Warrants on a national securities exchange. Any listing will be specified in the applicable prospectus supplement.

DESCRIPTION OF CURRENCY WARRANTS

ML&Co. may issue “Currency Warrants” either in the form of:

•	“Currency Put Warrants” entitling the holders to receive from ML&Co. the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars, or

•	“Currency Call Warrants” entitling the holders to receive from ML&Co. the cash settlement value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or units of two or more currencies for a specified amount of U.S. dollars.

ML&Co. may issue the Currency Warrants under a currency put warrant agreement or a currency call warrant agreement, as applicable, to be entered into between ML&Co. and a bank or trust company, as currency warrant agent, as set forth in the applicable prospectus supplement relating to Currency Warrants being offered. Copies of the forms of currency put warrant agreement and currency call warrant agreement, including the forms of certificates representing the Currency Put Warrants and Currency Call Warrants, reflecting the provisions to be included in the currency warrant agreements that will be entered into with respect to particular offerings of Currency Warrants, are filed as exhibits to the registration statement of which this prospectus is a part. The following summaries of the material provisions of the currency warrant agreements and the currency warrant certificates are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the currency warrant agreements and the currency warrant certificates, respectively, including the definitions of terms.

Terms of the Currency Warrants

The applicable prospectus supplement will describe the terms of the specific issue of Currency Warrants being offered, the currency warrant agreement relating to the Currency Warrants and the currency warrant certificates representing the Currency Warrants, including the following:

•	whether the Currency Warrants are Currency Put Warrants, Currency Call Warrants, or both;

•	the formula for determining the cash settlement value of each Currency Warrant;

•	the procedures and conditions relating to the exercise of the Currency Warrants;

•	any circumstances other than those described below under “—Exercise of Currency Warrants” and “—Listing” that will cause the Currency Warrants to be deemed to be automatically exercised;

•	any minimum number of Currency Warrants which must be exercised at any one time, other than upon automatic exercise;

•	the date on which the right to exercise the Currency Warrants begins and expires;

•	the identity of the currency warrant agent; and

•	any other terms of the Currency Warrants that are not inconsistent with the provisions of the applicable currency warrant agreement.

Prospective purchasers of Currency Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Currency Warrants. The prospectus supplement relating to any issue of Currency Warrants will describe these considerations, if they apply.

Ranking

The Currency Warrants are unsecured contractual obligations of ML&Co. and will rank equally with its other unsecured contractual obligations and with its unsecured and unsubordinated debt. Because ML&Co. is a holding company, the right of ML&Co. and its creditors, including the currency warrantholders, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Book-Entry Procedures

Except as may otherwise be provided in the applicable prospectus supplement, the Currency Warrants will be issued in the form of global currency warrant certificates, registered in the name of a depositary or its nominee. In that case, beneficial owners will not be entitled to receive definitive certificates representing Currency Warrants unless the depositary is unwilling or unable to continue as depositary or ML&Co. decides to have the Currency Warrants represented by definitive certificates. A beneficial owner’s interest in a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner’s account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling beneficial owner’s brokerage firm.

Exercise of Currency Warrants

Each Currency Warrant will entitle the holder to the cash settlement value of that Currency Warrant on the applicable exercise date as described in the applicable prospectus supplement. If a Currency Warrant has more than one exercise date and is not exercised before the time specified in the applicable prospectus supplement, on the fifth business day preceding the expiration date, the Currency Warrants will be deemed automatically exercised.

Listing

ML&Co. will apply to list each issue of Currency Warrants on a national securities exchange. In the event that the Currency Warrants are delisted from, or permanently suspended from trading on, any exchange, the expiration date for the exercise of the Currency Warrants will be the date the delisting or trading suspension becomes effective and Currency Warrants not previously exercised will be deemed automatically exercised on the business day immediately preceding the expiration date. Under the applicable currency warrant agreement, ML&Co. will agree not to seek delisting of the Currency Warrants, or suspension of their trading, on any exchange.

DESCRIPTION OF INDEX WARRANTS

ML&Co. may issue from time to time “Index Warrants” consisting of index put warrants or index call warrants. Subject to applicable law, ML&Co. will pay or deliver consideration on each Index Warrant in an amount determined by reference to the level or value of an index such as:

•	an equity or debt security, or a portfolio or basket of indices or securities, which may include the price or yield of securities;

•	any statistical measure of economic or financial performance, which may include any currency or consumer price, or mortgage index; or

•	the price or value of any commodity or any other item or index or any combination.

The payment or delivery of any consideration on any index put warrant will be determined by the decrease in the level or value of the applicable index and the payment or delivery of any consideration on any index call warrant will be determined by the increase in the level or value of the applicable index.

Method of Issuance

Index Warrants issued without a Minimum Expiration Value will be issued under one or more index warrant agreements to be entered into between ML&Co. and a bank or trust company, as index warrant agent, as set forth in the prospectus supplement relating to the specific issue of Index Warrants. The index warrant agent will act solely as the agent of ML&Co. under the applicable index warrant agreement and will not assume any obligation or relationship of agency or trust for or with any index warrantholders. A single bank or trust company may act as index warrant agent for more than one issue of Index Warrants.

Index Warrants issued with a Minimum Expiration Value will be issued under one or more index warrant trust indentures to be entered into between ML&Co. and a corporation or other person permitted by the Trust Indenture Act of 1939, as amended from time to time, to act as index warrant trustee, as set forth in the prospectus supplement relating to the Index Warrants. Any index warrant trust indenture will be qualified under the Trust Indenture Act. To the extent allowed by the Trust Indenture Act, a single qualified corporation may act as index warrant trustee for more than one issue of Index Warrants.

ML&Co. has filed forms of the index warrant agreement and the index warrant trust indenture and the related global index warrant certificates as exhibits to the registration statement of which this prospectus is a part. The summaries set forth in this section of the material provisions of the index warrant agreement, the index warrant trust indenture and the global index warrant certificates are not complete, are subject to, and are qualified in their entirety by reference to, all the provisions of the index warrant agreement, the index warrant trust indenture and the global index warrant certificates, respectively.

Unless otherwise specified in the accompanying prospectus supplement, payments, if any, upon exercise of the Index Warrants will be made in U.S. dollars. The Index Warrants will be offered on terms to be determined at the time of sale. ML&Co. will have the right to reopen a previous issue of Index Warrants and to issue additional Index Warrants of that issue without the consent of any index warrantholder.

Terms of the Index Warrants

The applicable prospectus supplement will describe the specific issue of Index Warrants being offered, the indenture or agreement under which the Index Warrants will be issued, as the case may be, and the index warrant certificates representing the Index Warrants, including the following:

•	whether the Index Warrants to be issued will be index put warrants, index call warrants or both;

•	the aggregate number and initial public offering price or purchase price;

•	the applicable index;

•	whether the Index Warrants will be deemed automatically exercised as of a specified date or whether the Index Warrants may be exercised during a period and the date on which the right to exercise the Index Warrants commences and expires;

•	the manner in which the Index Warrants may be exercised and any restrictions on, or other special provisions relating to, the exercise of the Index Warrants;

•	any minimum number of the Index Warrants exercisable at any one time;

•	any maximum number of the Index Warrants that may, subject to ML&Co.’s election, be exercised by all index warrantholders, or by any person or entity, on any day;

•	any provisions permitting an index warrantholder to condition an exercise notice on the absence of certain specified changes in the level of the applicable index after the exercise date, any provisions permitting ML&Co. to suspend exercise of the Index Warrants based on market conditions or other circumstances and any other special provision relating to the exercise of the Index Warrants;

•	any provisions for the automatic exercise of the Index Warrants other than at the expiration date;

•	any provisions permitting ML&Co. to cancel the Index Warrants upon the occurrence of certain events;

•	any additional circumstances that would constitute an Event of Default under the Index Warrants;

•	the method of determining:

•	the payment or delivery, if any, to be made in connection with the exercise or deemed exercise of the Index Warrants (the “Settlement Value”);

•	the minimum payment or delivery, if any, to be made upon expiration of the Index Warrants (the “Minimum Expiration Value”);

•	the payment or delivery to be made upon the exercise of any right which ML&Co. may have to cancel the Index Warrants; and

•	the value of the index;

•	in the case of Index Warrants relating to an index for which the trading prices of underlying securities, commodities or rates are expressed in a foreign currency, the method of converting amounts in the relevant foreign currency or currencies into U.S. dollars, or any other currency or composite currency in which the Index Warrants are payable;

•	any method of providing for a substitute index or otherwise determining the payment or delivery to be made in connection with the exercise of the Index Warrants if the index changes or ceases to be made available by its publisher;

•	any time or times at which ML&Co. will make payment or delivery on the Index Warrants following exercise or automatic exercise;

•	any provisions for issuing the Index Warrants in other than book-entry form;

•	if the Index Warrants are not issued in book-entry form, any place or places at which ML&Co. will make payment or delivery on cancellation and any Minimum Expiration Value of the Index Warrants;

•	any circumstances that will cause the Index Warrants to be deemed to be automatically exercised;

•	any material risk factors relating to the Index Warrants;

•	the identity of the index warrant agent; and

•	any other terms of the Index Warrants which are not inconsistent with the provisions of the index warrant agreement.

Prospective purchasers of Index Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as the Index Warrants. The prospectus supplement relating to any issue of Index Warrants will describe these considerations, if they apply.

Ranking

The Index Warrants are unsecured contractual obligations of ML&Co. and will rank equally with its other unsecured contractual obligations and with its unsecured and unsubordinated debt. Because ML&Co. is a holding company, the right of ML&Co. and its creditors, including the index warrantholders, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Payment and Delivery

If specified, and under the circumstances described in the prospectus supplement:

•	ML&Co. will pay or deliver to each index warrantholder an amount equal to the greater of the applicable Settlement Value and a Minimum Expiration Value of the Index Warrants;

•	upon cancellation of the Index Warrants by ML&Co. which may occur upon specified events, ML&Co. will pay or deliver to each index warrantholder an amount specified in the prospectus supplement; and

•	following the occurrence of an extraordinary event, the Settlement Value of an Index Warrant may, at the option of ML&Co., be determined on a different basis, including in connection with automatic exercise at expiration.

Unless otherwise specified in the related prospectus supplement, the Index Warrants will be deemed to be automatically exercised upon expiration or any earlier date that may be specified. Upon any automatic exercise, ML&Co. will deliver or pay to each index warrantholder an amount equal to the Settlement Value of the Index Warrants, except that holders of Index Warrants having a Minimum Expiration Value will be entitled to receive a payment or delivery equal to the greater of the Settlement Value and the applicable Minimum Expiration Value. The Minimum Expiration Value may be either a predetermined payment or delivery or a payment or delivery that varies during the term of the Index Warrants in accordance with a schedule or formula. Any Minimum Expiration Value applicable to an issue of Index Warrants, as well as any additional circumstances resulting in the automatic exercise of the Index Warrants, will be specified in the applicable prospectus supplement.

Cancellation or Postponement

If so specified in the applicable prospectus supplement, ML&Co. may cancel the Index Warrants. In addition, ML&Co. may delay or postpone the exercise or valuation of, or payment or delivery for, the Index Warrants upon the occurrence of an extraordinary event. Any extraordinary events relating to an issue of Index Warrants will be described in the applicable prospectus supplement. Upon cancellation, the related index warrantholders will be entitled to receive only the applicable payment or delivery on cancellation specified in the applicable prospectus supplement. The amount payable or deliverable upon cancellation may be either a predetermined amount or an amount that varies during the term of the Index Warrants in accordance with a schedule or formula.

Waiver of Default

If ML&Co. defaults with respect to any of its obligations under any Index Warrants issued with a Minimum Expiration Value under an index warrant trust indenture, the index warrantholders of a majority in interest of all outstanding Index Warrants may waive a default, except a default:

•	in the payment or delivery of the Settlement Value, Minimum Expiration Value or payment or delivery of any amount upon cancellation of the Index Warrants; or

•	in respect of a covenant or provision of the applicable index warrant trust indenture which cannot be modified or amended without the consent of each index warrantholder of each outstanding Index Warrant affected.

Modification

ML&Co. and the index warrant agent or index warrant trustee, as the case may be, may amend any index warrant agreement or index warrant indenture and the terms of the related Index Warrants by a supplemental agreement or supplemental indenture (each, a “Supplemental Agreement”), without the consent of the holders of any Index Warrants, for the purpose of:

•	curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision, or of making any other provisions with respect to matters or questions arising under the index warrant agreement or index warrant trust indenture, as the case may be, which are not inconsistent with the provisions of the respective agreement or indenture or of the Index Warrants;

•	evidencing the succession to ML&Co. and the assumption by the successor of ML&Co.’s covenants contained in the index warrant agreement or the index warrant trust indenture, as the case may be, and the Index Warrants;

•	appointing a successor depositary;

•	evidencing and providing for the acceptance of appointment by a successor index warrant agent or index warrant trustee with respect to the Index Warrants, as the case may be;

•	adding to the covenants of ML&Co., for the benefit of the index warrantholders or surrendering any right or power conferred upon ML&Co. under the index warrant agreement or index warrant trust indenture, as the case may be;

•	issuing Index Warrants in definitive form; or

•	amending the index warrant agreement or index warrant trust indenture, as the case may be, in any manner which ML&Co. may deem to be necessary or desirable and which will not materially and adversely affect the interests of the index warrantholders.

ML&Co. and the index warrant agent may also amend any index warrant agreement or index warrant trust indenture, as the case may be, and the terms of the related Index Warrants, by a Supplemental Agreement, with the consent of the index warrantholders holding not less than 66 2/3% in number of the then outstanding unexercised Index Warrants affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the index warrant agreement or index warrant trust indenture, as the case may be, or of modifying in any manner the rights of the index warrantholders. However, without the consent of each index warrantholder affected, no amendment may be made that:

•	changes the determination, or any aspects of the determination, of the Settlement Value or any payment or delivery to be made on cancellation, or any Minimum Expiration Value of the Index Warrants so as to reduce the payment or delivery to be made upon exercise or deemed exercise,

•	shortens the period of time during which the Index Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the index warrantholders, or

•	reduces the number of outstanding Index Warrants, the consent of whose holders is required for amendment of the index warrant agreement, the index warrant trust indenture or the terms of the related Index Warrants.

Events of Default

Specified events in bankruptcy, insolvency or reorganization of ML&Co. will constitute Events of Default with respect to Index Warrants having a Minimum Expiration Value which are issued under an index warrant trust indenture. Upon the occurrence of an Event of Default, the holders of 25% of unexercised Index Warrants may elect to receive a settlement payment or delivery for any unexercised Index Warrants. Any settlement payment or delivery will immediately become due to the index warrantholders upon any election. Assuming

ML&Co. is able to satisfy its obligations when due under the Index Warrants, the settlement payment or delivery will be an amount equal to the market value of the Index Warrants as of the date ML&Co. is notified of the intended liquidation. The market value of the Index Warrants will be determined by a nationally recognized securities broker-dealer unaffiliated with ML&Co. and mutually selected by ML&Co. and the index warrant trustee.

Merger, Consolidation, Sale, Lease or Other Dispositions

ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

•	the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.’s obligations to:

•	pay or deliver the Settlement Value, any Minimum Expiration Value or any consideration payable or deliverable upon cancellation, if applicable with respect to all the unexercised Index Warrants; and

•	perform and observe all of the obligations and conditions of the index warrant agreement or index warrant trust indenture, as the case may be, to be performed or observed by ML&Co.; and

•	ML&Co. or the successor corporation, as the case may be, is not, immediately after any merger or consolidation, in default under the index warrant agreement or index warrant trust indenture, as the case may be.

Enforceability of Rights by Index Warrantholders

Any index warrantholder may, without the consent of the related index warrant agent, enforce by appropriate legal action, in and for its own behalf, its right to exercise, and receive payment or delivery for, its Index Warrants.

Book-Entry Procedures

Except as may otherwise be provided in the applicable prospectus supplement, the Index Warrants will be issued in book-entry form and represented by global Index Warrants, registered in the name of a depositary or its nominee. In that case, index warrantholders will not be entitled to receive definitive certificates representing Index Warrants, unless the depositary is unwilling or unable to continue as depositary or ML&Co. decides to have the Index Warrants represented by definitive certificates. A beneficial owner’s interest in an Index Warrant represented by a global Index Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains the beneficial owner’s account. In turn, the total number of Index Warrants held by an individual brokerage firm or other entity for its clients will be maintained on the records of the depositary in the name of the brokerage firm or other entity or its agent. Transfer of ownership of any Index Warrant will be effected only through the selling beneficial owner’s brokerage firm.

Listing

ML&Co. may list an issue of Index Warrants on a national securities exchange. Any listing will be specified in the applicable prospectus supplement.

DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms of preferred stock which ML&Co. may issue. The terms of any series of the preferred stock will be described in the applicable prospectus supplement relating to the preferred stock being offered. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, ML&Co.’s restated certificate of incorporation, as amended, which is filed as an exhibit to the registration statement of which this prospectus is a part, and the certificate of designations relating to each particular series of the preferred stock, which was or will be filed with the SEC at or before the issuance of the series of preferred stock.

Terms of the Preferred Stock

Under ML&Co.’s restated certificate of incorporation, ML&Co. is authorized to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share. The Board of Directors of ML&Co. has the authority, without approval of the stockholders, to issue all of the shares of preferred stock which are currently authorized in one or more series and to fix the number of shares and the rights, preferences, privileges, qualifications, restrictions and limitations of each series. As of December 31, 2004, ML&Co. had 24,957,500 shares of preferred stock available for issuance.

ML&Co. has authorized the issuance of shares of Series A junior preferred stock, par value $1.00 per share, of ML&Co. upon exercise of preferred share purchase rights associated with each share of common stock outstanding. See “Description of Common Stock—Rights to Purchase Series A Junior Preferred Stock”.

In addition, as described under “Description of Depositary Shares”, ML&Co., at its option, instead of offering full shares of any series of preferred stock, may offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to the depositary shares.

The applicable prospectus supplement will describe the terms of each series of preferred stock, including, where applicable, the following:

•	the designation, stated value, liquidation preference and number of shares offered;

•	the offering price or prices;

•	the dividend rate or rates, or method of calculation, the dividend periods, the date on which dividends shall be payable and whether dividends are cumulative or noncumulative and, if cumulative, the dates from which dividends begin to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	any voting rights;

•	whether the preferred stock will be issued in certificated or book-entry form;

•	whether the preferred stock will be listed on a national securities exchange;

•	information with respect to any book-entry procedures; and

•	any additional rights, preferences, privileges, limitations and restrictions of the preferred stock which are not inconsistent with the provisions of the certificate of incorporation.

The preferred stock will be, when issued against payment, fully paid and nonassessable. Holders will have no preemptive rights to subscribe for any additional securities which ML&Co. may issue. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will rank equally with all other outstanding series of preferred stock issued by ML&Co. as to payment of dividends, other than with respect to cumulation of dividends, and as to the distribution of assets upon liquidation, dissolution, or winding up of ML&Co. On November 1, 2004, ML&Co. issued 21,000 shares of perpetual Floating Rate Non-Cumulative Preferred Stock, Series 1 (the “Series 1 Preferred Stock”) represented by 25,200,000 depositary shares. On December 30, 2004, ML&Co. redeemed all of the outstanding shares of 9% Cumulative Preferred Stock, Series A (the “9% Preferred Stock”) and the depositary shares representing such preferred stock. In addition to the Series 1 Preferred Stock, as of December 31, 2004, there was one Special Voting Share outstanding. See “—Outstanding Preferred Stock”. Each series of preferred stock will rank senior to the common stock, and any other stock of ML&Co. that is expressly made junior to that series of preferred stock.

Unless otherwise specified in the applicable prospectus supplement, JPMorgan Chase Bank, N.A., will be the transfer agent, dividend disbursing agent and registrar for the shares of the preferred stock.

Because ML&Co. is a holding company, its rights and the rights of holders of its securities, including the holders of preferred stock, to participate in the distribution of assets of any subsidiary of ML&Co. upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred stockholders, except to the extent ML&Co. may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

Dividends and Distributions

Holders of shares of the preferred stock will be entitled to receive, as, if and when declared by the Board of Directors of ML&Co., or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the rate set forth in, or calculated in accordance with the formula set forth in, the prospectus supplement relating to the preferred stock being offered.

Dividends on the preferred stock may be cumulative or noncumulative as provided in the applicable prospectus supplement. Dividends on the cumulative preferred stock will accumulate from the date of original issue and will be payable quarterly in arrears on the dates specified in the applicable prospectus supplement. If any date so specified as a dividend payment date is not a business day, declared dividends on the preferred stock will be paid on the immediately succeeding business day, without interest. The applicable prospectus supplement will set forth the applicable dividend period with respect to a dividend payment date. If the Board of Directors of ML&Co. or a duly authorized committee of the Board of Directors, fails to declare a dividend on any series of noncumulative preferred stock for any dividend period, ML&Co. will have no obligation to pay a dividend for that period, whether or not dividends on that series of noncumulative preferred stock are declared for any future dividend period. Unless otherwise specified in the applicable prospectus supplement, dividends on the preferred stock will be payable to record holders as they appear on the stock books of ML&Co. on each record date, not more than 30 nor less than 10 days preceding the applicable payment date, as shall be fixed by the Board of Directors of ML&Co. or a duly authorized committee of the Board of Directors.

ML&Co. may not declare or pay dividends on, make distributions with respect to, or redeem, purchase or otherwise acquire, or make a liquidation payment with respect to the preferred stock of ML&Co. of any series and any other stock of ML&Co. ranking, as to dividends, equal with any other series of preferred stock for any period unless full dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for,

•	in the case of cumulative preferred stock, all dividend periods terminating on or before the date of payment of full cumulative dividends, or

•	in the case of noncumulative preferred stock, such dividend period.

When dividends are not paid in full upon any series of preferred stock, and any other preferred stock and other stock of ML&Co. ranking equally as to dividends with that series of preferred stock, all dividends declared upon shares of that series of preferred stock, and any other preferred stock and other stock of ML&Co. ranking equally as to dividends (whether cumulative or noncumulative) shall be declared pro rata so that the amount of dividends declared per share on that series of preferred stock, and all such other stock of ML&Co. shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of that series of preferred stock (but without, in the case of any noncumulative preferred stock, accumulation of unpaid dividends for prior dividend periods) and all such other stock bear to each other.

ML&Co. may not declare or pay dividends on, make distributions with respect to, or redeem, purchase or otherwise acquire, or make a liquidation payment with respect to, any of its common stock or any other stock of ML&Co. ranking as to dividends or distribution of assets junior to any series of preferred stock unless full dividends have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for,

•	in the case of cumulative preferred stock, all dividend periods terminating on or before the date of payment of full cumulative dividends, or

•	in the case of noncumulative preferred stock, the immediately preceding dividend period;

except for (x) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock or other of capital stock of ML&Co. ranking junior to that series of preferred stock as to dividends and distribution of assets upon dissolution, liquidation or winding up of ML&Co., (y) redemptions or purchases of any rights pursuant to the Rights Plan described under “Description of Common Stock” or any agreement that replaces such Rights Plan, or by conversion or exchange for capital stock of ML&Co. ranking junior to the series of preferred stock as to dividends and distribution of assets upon dissolution, liquidation or winding up of ML&Co. and (z) purchases by ML&Co. or its affiliates in connection with transactions effected by or for the account of customers of ML&Co. or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock.

Unless otherwise specified in the applicable prospectus supplement, the amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month.

In connection with the issuance of perpetual Trust Originated Preferred SecuritiesSM (“TOPrS”), ML&Co. has agreed, among other things, that if full distributions on the TOPrS have not been paid or set apart for payment or if ML&Co. is in default of their related guarantee obligations, ML&Co., with certain exceptions, will not declare or pay dividends, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock, including the preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of ML&Co., the holders of the preferred stock will have preference and priority over the common stock of ML&Co. and any other class of stock of ML&Co. ranking junior to the preferred stock upon liquidation, dissolution or winding up, for payments out of or distributions of the assets of ML&Co. or proceeds from any liquidation, whether from capital or surplus, of the amount per share set forth in the applicable prospectus supplement plus all accrued and unpaid dividends, whether or not earned or declared, to the date of final distribution to such holders. After any liquidating payment, the holders of preferred stock will not be entitled to any further participation in any distribution of assets by ML&Co. If, in the case of any liquidation, dissolution or winding up of ML&Co., the assets of ML&Co. or the proceeds from any liquidation should be insufficient to make the full liquidation payment in the amount per share

SM	Service mark of Merrill Lynch & Co., Inc.

set forth in the applicable prospectus supplement relating to a series of preferred stock, plus all accrued and unpaid dividends on that preferred stock, and liquidating payments on any other preferred stock ranking as to liquidation, dissolution or winding up equally with that preferred stock, then any assets and proceeds will be distributed among the holders of the preferred stock and any other preferred stock ratably in accordance with the respective amounts which would be payable on those shares of preferred stock and any other preferred stock if all amounts payable were paid in full. In the case of noncumulative preferred stock, accrued and unpaid dividends will not include cumulation of unpaid dividends from prior dividend periods. A consolidation or merger of ML&Co. with one or more corporations will not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of ML&Co.

Redemption

If specified in the prospectus supplement relating to a series of preferred stock being offered, ML&Co. may, at its option, at any time or from time to time on not less than 30 nor more than 60 days notice, redeem that series of preferred stock in whole or in part at the redemption prices and on the dates set forth in the applicable prospectus supplement.

If less than all outstanding shares of a series of preferred stock are to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of ML&Co. or a duly authorized committee of the Board of Directors to be equitable. From and after the redemption date, unless ML&Co. is in default in providing for the payment of the redemption price, dividends shall cease to accrue on the shares of that series of preferred stock called for redemption and all rights of the holders shall cease, other than the right to receive the redemption price.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as set forth below or as otherwise required by law.

Whenever dividends payable on the preferred stock are in arrears for a number of dividend periods, whether or not consecutive, which in the aggregate is equivalent to six calendar quarters (a “Nonpayment”), the holders of outstanding shares of the preferred stock, voting as a class with holders of shares of all other series of preferred stock ranking equally with the preferred stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors on the terms set forth below. These voting rights will continue, in the case of any series of cumulative preferred stock, until all past dividends accumulated on shares of cumulative preferred stock are paid in full and, in the case of noncumulative preferred stock, until all dividends on shares of noncumulative preferred stock are paid in full for at least one calendar year following the Nonpayment. Upon payment in full of these dividends, the voting rights will terminate except as expressly provided by law. These voting rights are subject to re-vesting in the event of each and every subsequent Nonpayment. Holders of all series of preferred stock which are granted these voting rights and which rank equally with the preferred stock will vote as a class, and, unless otherwise specified in the applicable prospectus supplement, each holder of shares of the preferred stock will have one vote for each share of stock held and each other series will have the number of votes, if any, for each share of stock held as may be granted to them. In the event that the holders of shares of the preferred stock are entitled to vote as described in this paragraph, the Board of Directors of ML&Co. will be increased by two directors, and the holders of the preferred stock will have the exclusive right as members of that class, as outlined above, to elect two directors at the next annual meeting of stockholders.

Upon termination of the right of the holders of the preferred stock to vote for directors as discussed in the preceding paragraph, the term of office of all directors then in office elected by those holders will terminate immediately. Whenever the term of office of the directors elected by those holders ends and the related special voting rights expire, the number of directors will automatically be decreased to the number of directors as would otherwise prevail.

So long as any shares of preferred stock remain outstanding, ML&Co. shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the preferred stock outstanding at the time, voting as a class with all other series of preferred stock ranking equally with the preferred stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting:

•	authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking senior to the preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of ML&Co.; or

•	amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of ML&Co.’s restated certificate of incorporation or the certificate of designations of the preferred stock so as to materially and adversely affect any right, preference, privilege or voting power of the preferred stock or the holders of the preferred stock;

provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock, or any increase in the amount of authorized shares of preferred stock, in each case ranking equally with or junior to the preferred stock with respect to the payment of dividends (whether such dividends were cumulative or noncumulative) and the distribution of assets upon liquidation, dissolution or winding up of ML&Co. will not be deemed to materially and adversely affect these rights, preferences, privileges or voting powers. If an amendment, alteration or repeal would materially and adversely affect one or more but not all other series of preferred stock ranking equally with a series of preferred stock, then only the series affected shall vote as a class in lieu of all other such series of preferred stock.

Without the consent of the holders of a series of preferred stock, so long as such action does not adversely affect the interests of holders of a series of preferred stock, ML&Co. may amend, alter, supplement or repeal any terms of such series of preferred stock:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designation for the series of preferred stock that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to a series of preferred stock that is not inconsistent with the provisions of the certificate of designation.

The foregoing voting provisions will not apply if all outstanding shares of preferred stock have been redeemed or sufficient funds have been deposited in trust to effect such a redemption which is scheduled to be consummated within three months after the time that such rights would otherwise be exercisable.

Conversion or Exchange Rights

The prospectus supplement relating to a series of preferred stock that is convertible or exchangeable will state the terms on which shares of that series are convertible or exchangeable into common stock, another series of preferred stock or debt securities.

Outstanding Preferred Stock

On November 1, 2004, ML&Co. issued 21,000 shares of perpetual Series 1 Preferred Stock represented by 25,200,000 depositary shares. On December 30, 2004, ML&Co. redeemed all of the outstanding shares of 9% Preferred Stock and the depositary shares representing such preferred stock. In addition to the Series 1 Preferred Stock, as of December 31, 2004, there was one Special Voting Share outstanding.

Series 1 Preferred Stock

The Series 1 Preferred Stock has a preference over ML&Co.’s common stock and the Series A junior preferred stock issuable under the Rights Plan described under “Description of Common Stock” with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of ML&Co. Holders of the Series 1 Preferred Stock do not have any preemptive rights to subscribe for any additional securities which may be issued by ML&Co. Dividends on the Series 1 Preferred Stock are not mandatory. Holders of shares of Series 1 Preferred Stock are entitled to receive, if and when declared by ML&Co.’s Board of Directors or an authorized committee of the Board of Directors out of assets of ML&Co. legally available for payment, noncumulative cash dividends on a quarterly basis at a floating rate per annum equal to three-month U.S. dollar LIBOR plus 0.75%, but in no event will such dividends, if declared, be payable at a rate of less than 3.00% per annum, of the $30,000 liquidation preference per share. Except as set forth under “—Voting Rights” above, the holders of Series 1 Preferred Stock do not have any voting rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of ML&Co., the holders of shares of Series 1 Preferred Stock are entitled to receive out of assets of ML&Co. available for distribution to stockholders, before any distribution of assets is made to holders of common stock or of any of our other shares of stock ranking as to such a distribution junior to the shares of Series 1 Preferred Stock, a liquidating distribution in the amount of $30,000 per share, plus declared and unpaid dividends to but excluding the date of distribution, without accumulation of any undeclared dividends. The Series 1 Preferred Stock is not redeemable prior to November 28, 2009. On and after that date, the Series 1 Preferred Stock will be redeemable at the option of ML&Co., in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days notice, at a redemption price equal to $30,000 per share, plus declared and unpaid dividends to but excluding the date of redemption.

Special Voting Share

In connection with the acquisition of Midland Walwyn Inc. by ML&Co. in August 1998, ML&Co. issued a single share of preferred stock with special voting rights (the “Special Voting Share”), under the terms of a Voting and Exchange Trust Agreement entered into by Merrill Lynch & Co., Canada Ltd. (“ML Canada”), ML&Co. and Montreal Trust Company of Canada, as trustee (the “Voting Trust Agreement”). The Special Voting Share possesses a number of votes equal to the number of exchangeable shares of ML Canada (the “Exchangeable Shares”) issued and outstanding from time to time that are not owned by ML&Co. or its affiliates, which votes may be exercised for the election of directors and on all other matters submitted to a vote of ML&Co.’s stockholders. The holders of ML&Co.’s common stock and the holder of the Special Voting Share vote together as a class on all matters. See “Description of Common Stock—Voting Rights”. The Special Voting Share was issued to the trustee under the Voting Trust Agreement. The holder of the Special Voting Share is not entitled to receive dividends, and, in the event of any liquidation, dissolution or winding up of ML&Co., will receive an amount equal to the par value of the Special Voting Share. When the Special Voting Share has no votes attached to it because there are no Exchangeable Shares outstanding not owned by ML&Co. or any of its affiliates, the Special Voting Share will cease to have any rights.

DESCRIPTION OF DEPOSITARY SHARES

ML&Co. may issue depositary receipts evidencing depositary shares, each of which will represent a fraction of a share of preferred stock. ML&Co. will deposit shares of preferred stock of each class or series represented by depositary shares under deposit agreements to be entered into among ML&Co., a bank or trust company, as depositary, and the holders from time to time of the depositary receipts. A copy of the form of deposit agreement, including the form of certificates representing the depositary receipts, is filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries of the material provisions of the deposit agreements and the depositary receipt certificates are not complete, are subject to, and are qualified in their entirety by reference to, all the provisions of the deposit agreement and the depositary receipt certificates, respectively, including the definitions of terms.

Terms of the Depositary Shares

Depositary receipts issued under the applicable deposit agreement will evidence the depositary shares. Immediately following the issuance and delivery of the preferred stock by ML&Co. to the depositary, ML&Co. will cause the depositary to issue, on behalf of ML&Co., the depositary receipts. Subject to the terms of the applicable deposit agreement, each holder of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the applicable depositary shares, to all the rights and preferences of the preferred stock being represented, including dividend, voting, conversion, redemption and liquidation rights, all as will be set forth in the prospectus supplement relating to the depositary shares being offered.

The depositary shares will have the dividend, liquidation, redemption, voting and conversion or exchange rights set forth below unless otherwise specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the terms of the specific issue of the depositary shares being offered, the deposit agreement relating to the depositary shares and the depositary receipts evidencing the depositary shares, including the following:

•	the designation, stated value and liquidation preference of the depositary shares and the number of shares offered;

•	the offering price or prices;

•	the dividend rate or rates, or method of calculation, the dividend periods, the dates on which dividends will be payable and whether dividends are cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	any material risk factors relating to the depositary shares;

•	the identity of the depositary; and

•	any other terms of the depositary shares which are not inconsistent with the provisions of the deposit agreement.

Book-Entry Procedures

Except as may otherwise be provided in the applicable prospectus supplement, the depositary shares will be evidenced by global depositary receipts, registered in the name of a depositary or its nominee. In that case, beneficial owners will not be entitled to receive depositary receipts evidencing their depositary shares unless the depositary is unwilling or unable to continue as depositary or ML&Co. decides to have the depositary shares represented by separate depositary receipts. A beneficial owner’s interest in depositary shares will be recorded on or through the records of the brokerage firm or other entity that maintains the beneficial owner’s account. In turn, the total number of depositary shares held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of depositary shares will be effected only through the selling beneficial owner’s brokerage firm.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders, subject to the obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

In the event of a distribution in respect of the preferred stock other than in cash, the depositary will distribute property it receives to the record holders of the depositary shares, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary, unless the depositary, after consultation with ML&Co., determines that it is not feasible to make the distribution, in which case the depositary may, with the approval of ML&Co., sell any property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the corporate trust office of the depositary, the holder of the depositary shares will be entitled to delivery, at the corporate trust office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever ML&Co. redeems shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, provided ML&Co. has paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares called for redemption will cease, except the right to receive any moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of preferred stock represented by the depositary shares in accordance with those instructions, and ML&Co. will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Exchange of Preferred Stock

Whenever ML&Co. exchanges all of the shares of a series of preferred stock held by the depositary for debt securities, common stock or other shares of preferred stock, the depositary will exchange as of the same exchange date the number of depositary shares representing all of the shares of the preferred stock so exchanged for debt securities, common stock or other shares of preferred stock, provided ML&Co. has issued and deposited with the depositary, debt securities, common stock or other shares of preferred stock, as applicable, for all of the shares of the preferred stock to be exchanged. The exchange rate per depositary share will be equal to the exchange rate per share of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share, plus all money and other property, if any, represented by those depositary shares, including all amounts paid by ML&Co. in respect of dividends which on the exchange date have accumulated on the shares of preferred stock to be so exchanged and have not already been paid.

Conversion of Preferred Stock

The depositary shares are not convertible or exchangeable into common stock or any other securities or property of ML&Co. Nevertheless, if so specified in the applicable prospectus supplement, each depositary receipt may be surrendered by its holder to the depositary with written instructions to the depositary to instruct ML&Co. to cause conversion or exchange of the preferred stock represented by the depositary shares evidenced by that depositary receipt into whole shares of common stock, other shares of preferred stock or debt securities of ML&Co. ML&Co. has agreed that upon the receipt of any instructions to convert or exchange any depositary shares and the payment of any fees or other amounts applicable to any conversion or exchange, it will convert or exchange the depositary shares using the same procedures as those provided for delivery of preferred stock to effect conversions or exchange. If the depositary shares represented by a depositary receipt are converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not converted or exchanged.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between ML&Co. and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of depository receipts representing at least a majority of the depositary shares then outstanding. No amendment to the form of depositary receipt or any provision of the deposit agreement relating to or affecting rights to receive dividends or distributions or voting, redemption or conversion rights will be effective unless approved by the holders of at least two-thirds of the depositary shares then outstanding.

ML&Co. may terminate the deposit agreement at any time upon 60 days prior written notice to the depositary, in which case the depositary will deliver to the record holders, upon surrender of the depositary receipts, the number of whole or fractional shares of preferred stock as is represented by those depositary receipts. The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed,

•	there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of ML&Co. and the distribution has been distributed to the holders of depositary receipts, or

•	upon the consent of holders of depositary receipts representing not less than two-thirds of the depositary shares then outstanding.

Charges of Depositary

ML&Co. will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. ML&Co. will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will pay transfer and other taxes and governmental charges and any other charges that are expressly provided in the deposit agreement to be for their accounts. The depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of preferred stock evidenced by a depositary receipt until all taxes and charges with respect to the depositary receipt or preferred stock are paid by their holders.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to ML&Co. notice of its election to do so, and ML&Co. may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon ML&Co.’s appointment of a successor depositary, which must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all reports and communications received from ML&Co. and the depositary and which ML&Co. is required to furnish to holders of the related underlying preferred stock. The depositary will also, promptly after its receipt, transmit to the holders of depositary receipts, copies of all notices and reports required by law, the rules of any national securities exchange or ML&Co.’s restated certificate of incorporation to be furnished to the record holders of depositary receipts.

Limitation of Liability

Neither the depositary nor ML&Co. will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. ML&Co.’s obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and ML&Co. and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or any shares of preferred stock unless satisfactory indemnity is furnished. ML&Co. and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PREFERRED STOCK WARRANTS

ML&Co. may issue warrants for the purchase of preferred stock (“Preferred Stock Warrants”). Each series of Preferred Stock Warrants is to be issued under a preferred stock warrant agreement to be entered into between ML&Co. and a bank or trust company, as preferred stock warrant agent, as described in the applicable prospectus supplement relating to the Preferred Stock Warrants being offered. A copy of the form of preferred stock warrant agreement, including the form of warrant certificates representing the Preferred Stock Warrants, is filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries of the material provisions of the preferred stock warrant agreement and preferred stock warrant certificates are not complete and are subject to and are qualified in their entirety by reference to, all the provisions of the preferred stock warrant agreement and the preferred stock warrant certificates, respectively, including the definitions of terms.

Terms of the Preferred Stock Warrants

The applicable prospectus supplement will describe the terms of the specific issue of Preferred Stock Warrants being offered, the preferred stock warrant agreement relating to the Preferred Stock Warrants and the preferred stock warrant certificates representing the Preferred Stock Warrants, including the following:

•	the offering price or prices;

•	designation, aggregate number and terms of the series of preferred stock that may be purchased upon exercise of the Preferred Stock Warrants and the minimum number of Preferred Stock Warrants that are exercisable;

•	any designation and terms of the securities with which the Preferred Stock Warrants are being offered and the number of Preferred Stock Warrants being offered with each Security;

•	any date on and after which the Preferred Stock Warrants and the related securities will be transferable separately;

•	the number and stated values of the series of preferred stock that may be purchased upon exercise of each Preferred Stock Warrant and the price at which the shares of preferred stock of that series may be purchased upon exercise, and events or conditions under which the number of shares that may be purchased may be adjusted;

•	the date on which the right to exercise the Preferred Stock Warrants will begin and the date on which the right to exercise will expire;

•	any circumstances that will cause the Preferred Stock Warrants to be deemed to be automatically exercised;

•	any material risk factors relating to the Preferred Stock Warrants;

•	the identity of the preferred stock warrant agent; and

•	any other terms of the Preferred Stock Warrants which are not inconsistent with the provisions of the preferred stock warrant agreement.

Holders may exchange preferred stock warrant certificates for new preferred stock warrant certificates of different denominations, may, if in registered form, present for registration of transfer, and may exercise the Preferred Stock Warrants, at the corporate trust office of the preferred stock warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of any Preferred Stock Warrant, a holder will not have the rights of a holder of shares of the preferred stock that may be purchased upon exercise of the Preferred Stock Warrant, including the right to receive payment of dividends, if any, on the underlying preferred stock or the right to vote the underlying preferred stock.

Prospective purchasers of Preferred Stock Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Preferred Stock Warrants. The prospectus supplement relating to any issue of Preferred Stock Warrants will describe these considerations.

Book-Entry Procedures

Except as may otherwise be provided in the applicable prospectus supplement, the Preferred Stock Warrants will be issued in the form of global preferred stock warrant certificates, registered in the name of a depositary or its nominee. In that case, beneficial owners will not be entitled to receive definitive certificates representing Preferred Stock Warrants unless the depositary is unwilling or unable to continue as depositary, specified events of bankruptcy or insolvency occur with respect to ML&Co. or ML&Co. decides to have the Preferred Stock Warrants represented by definitive certificates. A beneficial owner’s interest in a Preferred Stock Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains the beneficial owner’s account. In turn, the total number of Preferred Stock Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of any Preferred Stock Warrant will be effected only through the selling beneficial owner’s brokerage firm.

Exercise of Preferred Stock Warrants

Each Preferred Stock Warrant will entitle its holder to purchase a number of shares of preferred stock at the exercise price described in the applicable prospectus supplement. After the close of business on the date the right to exercise the Preferred Stock Warrants expires, or any later date if extended by ML&Co., unexercised Preferred Stock Warrants will become void.

Holders may exercise the Preferred Stock Warrants in the manner set forth in the applicable prospectus supplement. Upon receipt of payment and a properly completed and duly executed preferred stock warrant certificate at the corporate trust office of the preferred stock warrant agent or any other office indicated in the applicable prospectus supplement, ML&Co. will, as soon as practicable, issue and deliver the shares of preferred stock purchased upon exercise. If less than all of the Preferred Stock Warrants represented by any preferred stock warrant certificate are exercised, ML&Co. will issue a new preferred stock warrant certificate for the remaining number of Preferred Stock Warrants.

Listing

ML&Co. may list an issue of Preferred Stock Warrants on a national securities exchange. Any listing will be specified in the applicable prospectus supplement.

Modifications

ML&Co. and the preferred stock warrant agent may amend any preferred stock warrant agreement and the terms of the related Preferred Stock Warrants, without the consent of the holders of the Preferred Stock Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision, or in any other manner which ML&Co. may deem necessary or desirable and which will not materially and adversely affect the interests of the preferred stock warrantholders.

ML&Co. and the preferred stock warrant agent also may amend any preferred stock warrant agreement and the terms of the related Preferred Stock Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Preferred Stock Warrants affected by the amendment. However, without the consent of each of the preferred stock warrantholders affected, no amendment will be effective that:

•	shortens the period of time during which the Preferred Stock Warrants may be exercised;

•	otherwise materially and adversely affects the exercise rights of the preferred stock warrantholders; or

•	reduces the number of outstanding Preferred Stock Warrants the consent of whose holders is required to approve an amendment of the preferred stock warrant agreement or the terms of the related Preferred Stock Warrants.

Enforceability of Rights by Preferred Stock Warrantholders

Any preferred stock warrantholder may, without the consent of the related preferred stock warrant agent, enforce by appropriate legal action, in and of its own behalf, its right to exercise its Preferred Stock Warrants.

DESCRIPTION OF COMMON STOCK

The following description sets forth the general terms of common stock which ML&Co. may issue. The description set forth below and in any prospectus supplement is not complete, is subject to, and is qualified in its entirety by reference to, ML&Co.’s restated certificate of incorporation which is filed as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Common Stock

Under ML&Co.’s restated certificate of incorporation, ML&Co. is authorized to issue up to 3,000,000,000 shares of common stock, par value $1.33 1/3 per share. As of December 31, 2004, there were 928,036,749 shares of common stock and 2,782,712 Exchangeable Shares outstanding. The Exchangeable Shares are exchangeable at any time into common stock on a one-for-one basis and entitle holders to dividend, voting and other rights equivalent to common stock. The common stock is traded on the New York Stock Exchange under the symbol “MER” and also on the Chicago Stock Exchange, the Pacific Exchange, Euronext Paris S.A., the London Stock Exchange and the Tokyo Stock Exchange.

The common stock has the dividend, voting, liquidation and preemptive rights set forth below unless otherwise specified in the prospectus supplement being used to offer the common stock. The applicable prospectus supplement will describe the terms of the common stock including, where applicable, the following:

•	the number of shares to be offered;

•	the offering price or prices;

•	to the extent permitted by applicable law, whether the common stock will be issued in certificated or book-entry form;

•	information with respect to any book-entry procedures; and

•	any additional terms of the common stock which are not inconsistent with the provisions of ML&Co.’s restated certificate of incorporation.

The common stock will be, when issued against payment therefor, fully paid and nonassessable. Holders of the common stock will have no preemptive rights to subscribe for any additional securities which may be issued by ML&Co. The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that has been issued and may be issued in the future. On November 1, 2004, ML&Co. issued 21,000 shares of perpetual Series 1 Preferred Stock represented by 25,200,000 depositary shares. On December 30, 2004, ML&Co. redeemed all of the outstanding shares of 9% Preferred Stock and the depositary shares representing such preferred stock. In addition to the Series 1 Preferred Stock, as of December 31, 2004, one Special Voting Share was outstanding. See “Description of Preferred Stock—Outstanding Preferred Stock” for a description of that preferred stock. The Board of Directors of ML&Co. may issue additional shares of preferred stock to obtain additional financing, in connection with acquisitions, to officers, directors and employees of ML&Co. and its subsidiaries pursuant to benefit plans or otherwise and for other proper corporate purposes.

Wells Fargo Bank, N.A. is the record keeping transfer agent for the common stock of ML&Co.

Because ML&Co. is a holding company, its rights, and the rights of holders of its securities, including the holders of common stock, to participate in the distribution of assets of any subsidiary of ML&Co. upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred stockholders, except to the extent ML&Co. may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

Dividends

ML&Co. may pay dividends on the common stock out of funds legally available for the payment of dividends as, if and when declared by the Board of Directors of ML&Co. or a duly authorized committee of the Board of Directors.

In connection with the issuance of the TOPrS, ML&Co. has agreed, among other things, that if full distributions on the TOPrS have not been paid or set apart for payment or ML&Co. is in default of its related guarantee obligations, ML&Co., with certain exceptions, will not declare or pay dividends, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock, including the common stock.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution, or winding up of ML&Co., the holders of its common stock will be entitled to receive, after payment of all of its debts, liabilities and of all sums to which holders of any preferred stock may be entitled, all of the remaining assets of ML&Co.

Voting Rights

Except as described under “Description of Preferred Stock—Outstanding Preferred Stock”, the holders of the common stock currently possess exclusive voting rights in ML&Co. The Board of Directors of ML&Co. may, however, give voting power to any preferred stock which may be issued in the future. Each holder of common stock is entitled to one vote per share with respect to all matters. There is no cumulative voting in the election of directors. Actions requiring approval of stockholders generally require approval by a majority vote of outstanding shares.

The Board of Directors of ML&Co. is currently comprised of 11 directors, divided into three classes, the precise number of members to be fixed from time to time by the Board of Directors. The directors of the class elected at each annual election hold office for a term of three years, with the term of each class expiring at successive annual meetings of stockholders.

Rights to Purchase Series A Junior Preferred Stock

Under the Amended and Restated Rights Agreement, adopted on December 2, 1997 (the “Rights Agreement”), preferred purchase rights were distributed to holders of common stock. The preferred purchase rights are attached to each outstanding share of common stock and will attach to all subsequently issued shares, including common stock that may be offered by ML&Co. pursuant to an applicable prospectus supplement. The preferred purchase rights entitle the holder to purchase fractions of a share (“Units”) of Series A junior preferred stock at an exercise price of $300 per Unit, subject to adjustment from time to time as provided in the Rights Agreement. The exercise price and the number of Units issuable are subject to adjustment to prevent dilution.

The preferred purchase rights will separate from the common stock ten days following the earlier of:

•	an announcement of an acquisition by a person or group of 15% or more of the outstanding common stock of ML&Co.; or

•	the commencement of a tender or exchange offer for 15% or more of the shares of common stock of ML&Co. outstanding.

If, after the preferred purchase rights have separated from the common stock,

•	ML&Co. is the surviving corporation in a merger with an acquiring party,

•	a person becomes the beneficial owner of 15% or more of the common stock,

•	an acquiring party engages in one or more defined “self-dealing” transactions, or

•	an event occurs which results in such acquiring party’s ownership interest being increased by more than 1%,

then, in each case, each holder of a preferred purchase right will have the right to purchase Units of Series A junior preferred stock having a value equal to two times the exercise price of the preferred purchase right. In addition, preferred purchase rights held by or transferred in certain circumstances by an acquiring party may immediately become void.

In the event that, at any time,

•	ML&Co. is acquired in a merger or other business combination transaction and ML&Co. is not the surviving corporation,

•	any person consolidates or merges with ML&Co. and all or part of ML&Co.’s common stock is converted or exchanged for securities, cash or property of any other person, or

•	50% or more of ML&Co.’s assets or earning power is sold or transferred,

each holder of a right will have the right to purchase common stock of the acquiring party having a value equal to two times the exercise price of the preferred purchase right.

The preferred purchase rights expire on December 2, 2007. The preferred purchase rights are redeemable at the option of a majority of the independent directors of ML&Co. at $.01 per right at any time until the tenth day following an announcement of the acquisition of 15% or more of the common stock.

The foregoing provisions of the Rights Agreement may have the effect of delaying, deferring or preventing a change in control of ML&Co.

The certificate of designations of the Series A junior preferred stock provides that the holders of Units of the Series A junior preferred stock will be entitled to receive quarterly dividends in an amount to be determined in accordance with the formula set forth in the certificate of designations. These dividend rights are cumulative. The Series A junior preferred stock rank junior in right of payment of dividends to the 9% Preferred Stock and to all other preferred stock issued by ML&Co., unless the terms of any other preferred stock provide otherwise. The holders of Units of the Series A junior preferred stock will have one vote per Unit on all matters submitted to the stockholders of ML&Co., subject to adjustment. If at any time dividends on any Units of the Series A junior preferred stock are in arrears for a number of periods, whether or not consecutive, which in the aggregate is equivalent to six calendar quarters, then during that period of default, the holders of all Units, voting separately as a class, will have the right to elect two directors to the Board of Directors of ML&Co. Additionally, whenever quarterly dividends or other dividends or distributions payable on the Series A junior preferred stock are in arrears, ML&Co. shall not, among other things, declare or pay dividends on or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares or capital stock of ML&Co. which ranks junior in right of payment to the Series A junior preferred stock, including the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of ML&Co., the holders of outstanding Units of the Series A junior preferred stock will be entitled to receive a distribution in an amount to be determined in accordance with the formula set forth in the certificate of designations before the payment of any distribution to the holders of common stock. The Units of Series A junior preferred stock are not redeemable. As of the date of this prospectus, there are no shares of Series A junior preferred stock outstanding.

Material Charter Provisions

ML&Co.’s restated certificate of incorporation provides that, except under specified circumstances, ML&Co. may not merge or consolidate with any one or more corporations, joint-stock associations or non-stock corporations; sell, lease or exchange all or substantially all of its property and assets or dissolve without the affirmative vote of two-thirds of the entire Board of Directors of ML&Co. and the holders of a majority of the outstanding shares of common stock entitled to vote. Additionally, ML&Co.’s restated certificate of incorporation provides that specified business combinations involving ML&Co. and an interested stockholder or an affiliate or associate of that stockholder must be approved by 80% of the voting power of the outstanding shares of capital stock of ML&Co. entitled to vote generally in the election of directors. The vote of 80% of the voting power of the voting stock referred to in the immediately preceding sentence is required for amendment of these provisions. ML&Co.’s restated certificate of incorporation also provides that only the Board of Directors of ML&Co. has the authority to call special stockholder meetings.

The foregoing provisions of ML&Co.’s restated certificate of incorporation may have the effect of delaying, deferring or preventing a change in control of ML&Co.

DESCRIPTION OF COMMON STOCK WARRANTS

ML&Co. may issue warrants for the purchase of common stock (“Common Stock Warrants”). Each series of Common Stock Warrants will be issued under a common stock warrant agreement to be entered into between ML&Co. and a bank or trust company, as common stock warrant agent, all as set forth in the applicable prospectus supplement. A copy of the form of common stock warrant agreement, including the form of warrant certificates representing the Common Stock Warrants, reflecting the provisions to be included in the common stock warrant agreements that will be entered into with respect to particular offerings of Common Stock

Warrants, is filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries of the material provisions of the common stock warrant agreement and common stock warrant certificates are not complete, are subject to, and are qualified in their entirety by reference to, all of the provisions of the common stock warrant agreement and the common stock warrant certificates, including the definitions of terms.

Terms of the Common Stock Warrants

The applicable prospectus supplement will describe the terms of the Common Stock Warrants being offered, the common stock warrant agreement relating to the Common Stock Warrants and the common stock warrant certificates, including the following:

•	the offering price or prices;

•	the aggregate number of shares of common stock that may be purchased upon exercise of the Common Stock Warrants and minimum number of Common Stock Warrants that are exercisable;

•	the number of securities, if any, with which the Common Stock Warrants are being offered and the number of the Common Stock Warrants being offered with each security;

•	the date on and after which the Common Stock Warrants and the related securities, if any, will be transferable separately;

•	the number of shares of common stock purchasable upon exercise of each Common Stock Warrant, the price at which the common stock may be purchased, and events or conditions under which the number of shares purchasable may be adjusted;

•	the date on which the right to exercise the Common Stock Warrants will begin and the date on which the right to exercise will expire;

•	the circumstances, if any, which will cause the Common Stock Warrants to be deemed to be automatically exercised;

•	any material risk factors relating to the Common Stock Warrants;

•	the identity of the common stock warrant agent; and

•	any other terms of the Common Stock Warrants which are not inconsistent with the provisions of the common stock warrant agreement.

Holders may exchange common stock warrant certificates for new common stock warrant certificates of different denominations, may, if in registered form, present for registration of transfer, and may exercise the Common Stock Warrants, at the corporate trust office of the common stock warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of any Common Stock Warrants to purchase common stock, holders of the Common Stock Warrants will not have any rights of holders of common stock purchasable upon exercise of the Common Stock Warrants, including the right to receive payments of dividends, if any, on the common stock purchasable upon any exercise or the right to vote the underlying common stock.

Prospective purchasers of Common Stock Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Common Stock Warrants. The prospectus supplement relating to any issue of Common Stock Warrants will describe these considerations.

Book-Entry Procedures

Except as may otherwise be provided in the applicable prospectus supplement, the Common Stock Warrants will be issued in the form of global common stock warrant certificates, registered in the name of a depositary or its nominee. In that case, beneficial owners will not be entitled to receive definitive certificates representing

Common Stock Warrants unless the depositary is unwilling or unable to continue as depositary, certain specified events of bankruptcy or insolvency occur with respect to ML&Co. or ML&Co. decides to have the Common Stock Warrants represented by definitive certificates. A beneficial owner’s interest in a Common Stock Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner’s account. In turn, the total number of Common Stock Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of any Common Stock Warrant will be effected only through the selling beneficial owner’s brokerage firm.

Exercise of Common Stock Warrants

Each Common Stock Warrant will entitle its holder to purchase a specific number of shares of common stock at the exercise price described in the applicable prospectus supplement. After the close of business on the date the right to exercise the Common Stock Warrants expires, or any later date if extended by ML&Co., unexercised Common Stock Warrants will become void.

Common Stock Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and a properly completed and duly executed common stock warrant certificate at the corporate trust office of the common stock warrant agent or any other office indicated in the applicable prospectus supplement, ML&Co. will, as soon as practicable, issue and deliver the shares of common stock purchased upon exercise. If less than all of the Common Stock Warrants represented by any common stock warrant certificate are exercised, a new common stock warrant certificate will be issued for the remaining Common Stock Warrants.

Listing

ML&Co. may list an issue of Common Stock Warrants on a national securities exchange. Any listing will be specified in the applicable prospectus supplement.

Modifications

ML&Co. and the common stock warrant agent may amend any common stock warrant agreement and the terms of the related Common Stock Warrants, without the consent of the holders of the Common Stock Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision, or in any other manner which ML&Co. may deem necessary or desirable and which will not materially and adversely affect the interests of the common stock warrantholders.

ML&Co. and the common stock warrant agent also may amend any common stock warrant agreement and the terms of the related Common Stock Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Common Stock Warrants affected by amendment. However, without the consent of each of the common stock warrantholders affected, no amendment will be effective that:

•	shortens the period of time during which the Common Stock Warrants may be exercised;

•	otherwise materially and adversely affects the exercise rights of the common stock warrantholders; or

•	reduces the number of outstanding Common Stock Warrants the consent of whose holders is required to approve an amendment of the common stock warrant agreement or the terms of the related Common Stock Warrants.

Enforceability of Rights by Common Stock Warrantholders

Any common stock warrantholder may, without the consent of the related common stock warrant agent, enforce by appropriate legal action, in and for its own behalf, its right to exercise its Common Stock Warrant.

PLAN OF DISTRIBUTION

ML&Co. may sell securities:

•	to the public through MLPF&S, or through a group of underwriters managed or co-managed by, one or more underwriters, including MLPF&S,

•	through MLPF&S as agent, or

•	directly to purchasers.

Any at the market offering of common stock will be through MLPF&S, acting as principal or as agent for ML&Co. The prospectus supplement with respect to the securities of a particular series describes the terms of the offering of the securities, including the name of the agent or the name or names of any underwriters, the public offering or purchase price, whether the underwriters will purchase on a firm commitment or best efforts basis, any discounts and commissions to be allowed or paid to the agent or underwriters, all other items constituting underwriting compensation, any discounts and commissions to be allowed or paid to dealers and any exchanges on which the securities will be listed. Only the agents or underwriters so named in the prospectus supplement are agents or underwriters in connection with the securities being offered. Under certain circumstances, ML&Co. may repurchase securities and reoffer them to the public as set forth above. ML&Co. may also arrange for repurchases and resales of the securities by dealers.

If so indicated in the prospectus supplement, ML&Co. will authorize underwriters to solicit offers by certain institutions to purchase debt securities from ML&Co. pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and, unless ML&Co. otherwise agrees, the aggregate principal amount of debt securities sold pursuant to the contracts shall not be more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of ML&Co. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the debt securities covered under that contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

ML&Co. has agreed to indemnify any agent or underwriters against certain civil liabilities, including liabilities under the Securities Act or contribute to payments any agent or underwriters may be required to make.

ML&Co. may enter into derivative transactions with third parties, which may include MLPF&S or other affiliates of ML&Co., or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by ML&Co. or borrowed from ML&Co. or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from ML&Co. in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

MLPF&S may use this prospectus for offers and sales related to market-making transactions in the securities. MLPF&S may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of the sale.

MLPF&S, a broker-dealer subsidiary of ML&Co., is a member of the National Association of Securities Dealers, Inc. and will participate in distributions of the securities. Accordingly, offerings of the securities will conform to the requirements of Rule 2720 of the Conduct Rules of the NASD.

In no event will the commission or discount received by any NASD member or independent broker-dealer participating in a distribution of securities exceed eight percent of the aggregate principal amount of the offering of securities in which such NASD member or independent broker-dealer participates.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC’s web site at http://www.sec.gov. The address of the SEC’s Internet site is provided solely for the information of prospective investors and is not intended to be an active link. You may also read and copy any document we file by visiting the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 with the SEC covering the securities described in this prospectus and other securities. For further information on ML&Co. and these securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act (other than information in the documents that is deemed not to be filed):

•	annual report on Form 10-K for the year ended December 26, 2003;

•	quarterly reports on Form 10-Q for the periods ended March 26, 2004, June 25, 2004 and September 24, 2004; and

•	current reports on Form 8-K filed with the SEC on December 29, 2003, January 15, 2004, January 21, 2004, February 6, 2004, February 10, 2004, February 11, 2004, February 20, 2004, February 25, 2004, March 1, 2004, March 5, 2004, March 16, 2004, March 29, 2004, March 30, 2004, April 13, 2004, May 4, 2004, May 5, 2004, May 14, 2004, May 21, 2004, June 1, 2004, June 4, 2004, June 29, 2004, July 2, 2004, July 13, 2004, July 15, 2004, July 30, 2004, August 2, 2004, August 4, 2004, August 25, 2004, August 31, 2004, September 3, 2004, September 17, 2004, September 27, 2004, September 28, 2004, September 29, 2004, October 8, 2004, October 12, 2004, October 26, 2004, October 27, 2004, October 28, 2004, October 29, 2004, November 5, 2004, November 10, 2004, November 24, 2004, November 30, 2004, December 6, 2004, December 14, 2004, December 21, 2004, January 3, 2005, January 25, 2005, February 3, 2005, February 4, 2005 and February 11, 2005.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this registration statement and before the effectiveness of the registration statement (other than information in the documents that is deemed not to be filed):

•	reports filed under Section 13(a) and (c) of the Exchange Act;

•	definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meeting; and

•	any reports filed under Section 15(d) of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits not specifically incorporated by reference into the filing), at no cost, by contacting us in writing or by telephone at the following address: Judith A. Witterschein, Corporate Secretary, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone (212) 670-0432.

EXPERTS

The restated consolidated financial statements and the related restated financial statement schedule incorporated in this prospectus by reference from Merrill Lynch & Co., Inc.’s Current Report on Form 8-K dated February 3, 2005 for the year ended December 26, 2003 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports dated March 1, 2004 (May 4, 2004 as to the effects of the restatement related to stock-based compensation described in Note 2 to the consolidated financial statements) (February 3, 2005 as to the effects of the restatement related to the accounting for certain retail account fees described in Note 2 to the consolidated financial statements) (which express unqualified opinions and which report on the consolidated financial statements includes explanatory paragraphs for the change in accounting method in 2002 for goodwill amortization to conform to Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, for the change in accounting method in 2004 for stock-based compensation to conform to SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, by retroactively restating its 2003, 2002 and 2001 consolidated financial statements, and for the restatement to correct the accounting for certain retail account fees), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim condensed consolidated financial information for the periods ended March 26, 2004 and March 28, 2003, June 25, 2004 and June 27, 2003 and September 24, 2004 and September 26, 2003 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports dated May 4, 2004 (February 3, 2005 as to the effects of the restatement related to the accounting for certain retail account fees described in Note 2 to the restated unaudited interim condensed consolidated financial statements), August 2, 2004 (February 3, 2005 as to the effects of the restatement related to the accounting for certain retail account fees described in Note 2 to the restated unaudited interim condensed consolidated financial statements) and November 1, 2004 (February 3, 2005 as to the effects of the restatement related to the accounting for certain retail account fees described in Note 2 to the restated unaudited interim condensed consolidated financial statements) included in Merrill Lynch & Co., Inc.’s Current Report on Form 8-K dated February 3, 2005 and incorporated by reference herein, they did not audit and they do not express opinions on that unaudited interim condensed consolidated financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim condensed consolidated financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                     Units

Merrill Lynch & Co., Inc.

Medium-Term Notes, Series C

50/150 International Equity Basket Notes

due                     , 2009

(the “Notes”)

$10 original public offering price per unit

PRICING SUPPLEMENT

Merrill Lynch & Co.

April     , 2006